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                                CREDIT AGREEMENT

                                      among

                             MONARCH PROPERTIES, LP

                                   as Borrower

                                       and

                 MONARCH PROPERTIES, INC. and MP OPERATING, INC.

                                  as Guarantors

                                       and

                          THE LENDERS IDENTIFIED HEREIN

                                       and

                      SOUTHTRUST BANK, NATIONAL ASSOCIATION

                                    as Agent

                         DATED AS OF JULY, _______, 1998

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                                TABLE OF CONTENTS

                                                                                                  Page

ARTICLE 1. DEFINITIONS...............................................................................6

ARTICLE 2.  REVOLVING LOAN..........................................................................17
         2.1.     Disbursement of Revolving Advances................................................17
         2.2.     The Revolving Notes...............................................................17
         2.3.     Payments..........................................................................18
         2.4.     Interest Rate; Interest Rate Conversions and Continuations........................18
         2.5.     Prepayment........................................................................19
         2.6.     Fees..............................................................................19
         2.7.     Procedure for Revolving Advances Under Revolving Loan.............................19
         2.8.     Non-Receipt of Funds by Agent.....................................................20
         2.9.     Lenders' Obligations Several......................................................20

ARTICLE 2A.  LETTER OF CREDIT SUBFACILITY...........................................................21
         2A.1.    Issuance and Maintenance of Letters of Credit.....................................21
         2A.2     Reimbursement Obligation of Borrower..............................................21
         2A.3.    Commissions and Fees..............................................................21
         2A.4.    Reimbursement Obligation Absolute.................................................22
         2A.5.    Surrender of Letters of Credit....................................................22

ARTICLE 2B.  INTENTIONALLY DELETED..................................................................22

ARTICLE 2C.  SWING LOAN ............................................................................22
         2C.1.    Disbursement of Swing Loan Advances...............................................22
         2C.2.    The Swing Loan Note...............................................................22
         2C.3.    Payments..........................................................................23
         2C.4.    Interest Rate.....................................................................23
         2C.5.    Prepayment........................................................................23
         2C.6.    Procedure for Swing Loan Advances.................................................23

ARTICLE 2D.  GENERAL PROVISIONS RELATING TO

         ALL LOANS AND LETTERS OF CREDIT............................................................24
         2D.1.    Interest Calculation; Late Charge; Default Rate; Usury............................24
         2D.2.    Use of Proceeds...................................................................24
         2D.3.    Place, Manner, Time and Extension of Payment......................................25
         2D.4.    Obligation to Pay Loans Absolute..................................................25
         2D.5.    Application of Payments...........................................................25
         2D.6.    Capital Adequacy..................................................................27
         2D.7.    Inability to Determine Interest Rate..............................................27

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
         2D.8.    Increased Costs...................................................................27
         2D.9.    Funding Indemnification...........................................................28

ARTICLE 3.  GUARANTY................................................................................28
         3.1.     Guaranty of Payment...............................................................28
         3.2.     Obligations Unconditional.........................................................28
         3.3.     Modifications.....................................................................29
         3.4.     Waiver of Rights..................................................................30
         3.5.     Reinstatement.....................................................................30
         3.6.     Remedies..........................................................................30

ARTICLE 4. CONDITIONS PRECEDENT TO MAKING ADVANCES
         OR ISSUING LETTERS OF CREDIT...............................................................30
         4.1.     Conditions to Closing.............................................................30
         4.2.     Conditions for First Advance......................................................32
         4.3.     Conditions to all Advances........................................................33

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES..........................................................34
         5.1.     Existence, Power and Qualification................................................34
         5.2.     Authority to Borrow Hereunder.....................................................34
         5.3.     Due Execution and Enforceability..................................................34
         5.4.     No Conflict.......................................................................35
         5.5.     Material Claims...................................................................35
         5.6.     Financial Statements Accurate.....................................................35
         5.7.     No Defaults or Restrictions.......................................................35
         5.8.     Payment of Taxes..................................................................35
         5.9.     Necessary Permits, Etc............................................................35
         5.10.    Regulation U......................................................................35
         5.11.    Title to Assets...................................................................36
         5.12.    Compliance with Applicable Environmental Law......................................36
         5.13.    Disclosure........................................................................36
         5.14.    Controlled Companies..............................................................37
         5.15.    Insolvency........................................................................37
         5.16.    ERISA.............................................................................37
         5.17.    Existing Debt.....................................................................37
         5.18.    Contingent Obligations............................................................37
         5.19.    Compliance with Laws..............................................................37
         5.20.    Litigation........................................................................38
         5.21.    Leases............................................................................38
         5.22.    Pari Passu........................................................................38
         5.23.    Events of Force Majeure...........................................................38


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
ARTICLE 6. AFFIRMATIVE COVENANTS....................................................................38
         6.1.     Payment of Loans and Reimbursement Obligation; Maintenance of Maximum
                  Borrowing Base....................................................................38
         6.2.     Insurance.........................................................................38
         6.3.     Maintenance of Existence..........................................................39
         6.4.     Compliance with Laws; Payment of Claims...........................................39
         6.5.     Accrual and Payment of Taxes......................................................39
         6.6.     Maintenance of Properties.........................................................39
         6.7.     Other Indebtedness................................................................39
         6.8.     Examination and Visitation By Lenders.............................................39
         6.9.     Accounting Records................................................................40
         6.10.    Maintenance of Permits, Etc.......................................................40
         6.11.    Conduct Business..................................................................40
         6.12.    Correction of Defect, Etc.........................................................40
         6.13.    Financial and Other Information...................................................40
         6.14.    Compliance Certificate............................................................41
         6.15.    Employee Plan Reports and Notices.................................................42
         6.16.    Ownership.........................................................................42
         6.17.    REIT Status.......................................................................42
         6.18.    Intentionally Deleted.............................................................42
         6.19.    Registration of Stock of Monarch..................................................42
         6.20.    Key Officers......................................................................42
         6.21.    Environmental Laws................................................................42
         6.22.    Addition/Removal of Properties to/from the Pool...................................43
         6.23.    Hedging Agreements................................................................43
         6.24.    Property Leasing and Property Management..........................................43
         6.25.    Pari Passu Indebtedness...........................................................43

ARTICLE 7.  NEGATIVE COVENANTS......................................................................44
         7.1.     Debt..............................................................................44
         7.2.     Merger, Consolidation, Etc........................................................44
         7.3.     Sale or Disposition of Substantially All Assets...................................44
         7.4.     ERISA Funding and Termination.....................................................44
         7.5.     Transactions with Affiliates......................................................44
         7.6.     Distributions.....................................................................44
         7.7.     Financial Covenants...............................................................45
         7.8.     Change in Business................................................................45
         7.9.     Changes in Accounting; Fiscal Year................................................45
         7.10.    Contingent Obligations............................................................45
         7.11.    Liens.............................................................................45
         7.12.    Negative Pledge. .................................................................45
         7.13.    Master Lease......................................................................45

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
ARTICLE 8.  EVENTS OF DEFAULT AND REMEDIES..........................................................46
         8.1.     Events of Default.................................................................46
         8.2.     Remedies..........................................................................48

ARTICLE 9.  AGENCY PROVISIONS.......................................................................48
         9.1.     Appointment.......................................................................48
         9.2.     Delegation of Duties..............................................................49
         9.3.     Exculpatory Provisions............................................................49
         9.4.     Reliance on Communications........................................................49
         9.5.     Notice of Default; Default by Credit Parties......................................50
         9.6.     Non-Reliance on Agent and Other Lenders...........................................51
         9.7.     Indemnification...................................................................51
         9.8.     Agent in Its Individual Capacity..................................................51
         9.9.     Successor Agent...................................................................52
         9.10     Reimbursement of Expenses.........................................................52

ARTICLE 10.  PARTICIPATIONS, ASSIGNMENTS, AND SETOFF................................................52
         10.1.    Participations....................................................................52
         10.2.    Assignment........................................................................53
         10.3.    Setoff............................................................................54

ARTICLE 11.  GENERAL PROVISIONS.....................................................................55
         11.1.    Notices...........................................................................55
         11.2.    Amendments, Waiver, and Consents..................................................55
         11.3.    Defaulting Lender.................................................................56
         11.4.    Consent of Lenders................................................................56
         11.5.    Other Loans by Lenders to Credit Parties..........................................56
         11.6.    Time..............................................................................56
         11.7.    No Control By Lenders.............................................................56
         11.8.    No Waiver By Lenders, Etc.........................................................56
         11.9.    Expenses..........................................................................57
         11.10.   GAAP..............................................................................57
         11.11.   Number and Gender.................................................................57
         11.12.   Headings..........................................................................57
         11.13.   Survival of Covenants, Etc........................................................58
         11.14.   Successors and Assigns.  .........................................................58
         11.15.   Severability of Provisions........................................................58
         11.16.   Entire Agreement, Counterparts....................................................58
         11.17.   No Presumption Against any Party.  ...............................................58
         11.18.  Controlling Law; Consent to Venue..................................................58
         11.19.   Waiver of Jury Trial..............................................................59

LIST OF EXHIBITS AND SCHEDULES......................................................................63

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                                CREDIT AGREEMENT
                                ----------------

         THIS CREDIT AGREEMENT (this "Agreement"), dated as of July _____, 1998, is among MONARCH PROPERTIES, LP, a Delaware limited partnership ("Borrower" or "MPLP"), MP OPERATING, INC., a Delaware corporation ("MP Operating"), MONARCH PROPERTIES, INC., a Maryland corporation ("Monarch", and, together with MP Operating, the "Guarantors"), the Lenders (as defined herein), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association ("SouthTrust"), as Agent for the Lenders.

                                R E C I T A L S:
                                ----------------

         Credit   Parties  have  requested  that  Lenders  make  a  $100,000,000 revolving credit facility to Borrower, and Lenders have agreed, on the terms and conditions hereinafter set forth.

                                   AGREEMENT:
                                   ----------

         NOW, THEREFORE, the parties agree as follows:

                             ARTICLE 1. DEFINITIONS

         In addition to the terms defined in the introductory paragraph, the following terms shall have the following respective meanings:

         "ACTUAL MANAGEMENT FEES" means actual management fees paid or incurred (whichever is greater) with respect to the management of a Property.

         "ADVANCE" means a Revolving Advance and/or a Swing Loan Advance.

         "AFFILIATE" means any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, another Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" means SouthTrust Bank, National Association (or any successor thereto), or any successor agent appointed pursuant to Section 9.9.



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         "AGENT FEE" means the fee payable by Borrower to Agent for its services hereunder as specified in a separate letter agreement between the Agent and the Borrower, as it may be modified or amended from time to time.

         "AGGREGATE COMMITMENT" means $100,000,000.

         "AGREEMENT" or "CREDIT AGREEMENT" means this Agreement, as the same may hereafter be modified or amended.

         "APPLICABLE ENVIRONMENTAL LAW" means any statutory law or case law pertaining to health or the environment, or petroleum products, or oil, or hazardous substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as codified at 42 U.S.C. ss. 9601 et. seq.; the Resource Conservation and Recovery Act of 1976, as amended, as codified at 42 U.S.C. ss. 6901 et seq.; the Superfund Amendments and Reauthorization Act of 1986, as codified at 42 U.S.C. ss. 9671, et seq.; and any state or local law, regulation or ordinance pertaining to such matters.

         "ASSUMED MANAGEMENT FEES" means assumed management fees of four percent
(4%)  of  total  patient  revenues  after  Medicaid  and  Medicare   contractual
adjustments.

         "AUTHORIZED OFFICER" means John B. Poole or Douglas Listman or such other Persons as may be designated in writing by Douglas Listman.

         "BASE RATE" means the rate of interest designated by SouthTrust periodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by SouthTrust.

         "BORROWING DATE" means the date an Advance is to be disbursed hereunder.

         "BUSINESS DAY" means any day (other than a Saturday or Sunday) upon which banks are open for business in Birmingham, Alabama, provided that such day is also a day on which the Federal Reserve is also open for business; and provided further, that for purposes of determining the LIBOR Rate, such day is also a day on which dealings in U.S. Dollars are carried on in the London interbank market.

         "CAPITALIZATION RATE" shall mean the capitalization rate for each Pool Property as determined by the appraisal for such Pool Property. The Capitalization Rate for each Pool Property will be reviewed annually by Agent. If Agent determines, in its reasonable discretion, that the Capitalization Rate for any Pool Property does not reflect current market conditions, the Capitalization Rate may be adjusted by Agent on a reasonable basis. If Borrower disputes any such adjusted Capitalization Rate, Borrower shall have the right, at its expense, to have such Pool Property reappraised by an appraiser set forth on Schedule 1.2 or an appraiser mutually acceptable to Borrower and Agent, and, in such event, the capitalization rate determined in such reappraisal shall be used.



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         "CASH MANAGEMENT AGREEMENTS" means that certain Cash Management Service
Agreement dated _____________, 1998 between Borrower and SouthTrust and exhibits thereto providing for [AUTOMATIC LOAN ADJUSTMENT SERVICE, ACCOUNT RECONCILEMENT SERVICE, CONTROLLED DISBURSEMENT SERVICE, SOUTHLINK SERVICE, ZERO BALANCE ACCOUNT SERVICE, AND AUTOMATED CLEARING HOUSE SERVICE,] and any agreement given in renewal of, substitution for, or as a supplement to, any of the foregoing, or any agreement entered into by Borrower relating to its cash management arrangements with SouthTrust.

         "CLOSING DATE" means the date of this Agreement.

         "COMMITMENT" means for each Lender, such Lender's committed dollar amount of the Revolving Loan, as set forth in Schedule 1.1.

         "COMMITMENT FEE" means a commitment fee equal to twenty-five (25) basis points of the Aggregate Commitment.

         "COMMITMENT   PERCENTAGE"   means,  for  each  Lender,  the  percentage
identified as its Commitment Percentage on Schedule 1.1.

         "COMMITMENT PERIOD" means the period of time during which Lenders shall be committed to make Revolving Advances to Borrower and SouthTrust shall be obligated to make Swing Loan Advances to Borrower, and shall be from the Funding Date until the Commitment Termination Date.

         "COMMITMENT TERMINATION DATE" means the first to occur of (i) the date that Lenders, by reason of an Event of Default, suspend the making of further Revolving Advances, (ii) the Maturity Date, or (iii) September 30, 1998 if the Funding Date has not occurred on or before such date.

         "COMPLIANCE CERTIFICATE" means the certificate in the form of Exhibit A hereto completed and delivered by Credit Parties to Agent in accordance with
Section 6.14.

         "CONTINGENT OBLIGATIONS" of a Person means any agreement, undertaking or other binding arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit or an existing letter of credit upon which such person is an account party or for which such person is in any way liable and Hedging Agreements.

         "CREDIT DOCUMENTS" means collectively this Agreement, the Notes, the Letters of Credit, the Letters of Credit Agreements, and any other documents or instruments now or hereafter executed by Borrower or others evidencing, securing, or relating to the Loans or the Letters of Credit.


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         "CREDIT PARTIES" means, collectively, the Borrower and Guarantors.

         "CREDIT PARTY OBLIGATIONS" means all of the obligations of the Credit Parties to SouthTrust, the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes, or any of the other Credit Documents.

         "DEBT" shall mean the total indebtedness of Credit Parties, determined in accordance with GAAP, plus Contingent Obligations.

         "DEFAULT" means any event which will constitute an Event of Default with the lapse of time, giving of notice or both.

         "DEFAULT RATE" means a per annum rate of interest equal to two percent (2%) in excess of the Base Rate.

         "DEFAULTING LENDER" means, at any time, any Lender that, (a) has failed to pay to Agent or any Lender its Commitment Percentage of any Revolving Advance made pursuant to the terms of this Credit Agreement or any of the other Credit Documents (but only for so long as such amount has not been repaid) or (b) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee, or similar official.

         "EBITDA" shall mean the earnings of Credit Parties before Interest Expense, income taxes, depreciation, amortization, and extraordinary items (including gains or losses from debt restructuring and sales of properties and non-cash compensation expense and other extraordinary items approved by Agent in its reasonable discretion), for the immediately preceding twelve (12) month period.

         "EBITDAR" shall mean the earnings of Credit Parties before Interest Expenses, income taxes, depreciation, amortization, rent and lease expense, and extraordinary items (including gains or losses from debt restructuring and sales of properties and non-cash compensation expense and other extraordinary items approved by Agent in its reasonable discretion), for the immediately preceding twelve (12) month period.

         "EMPLOYEE PLAN" means any plan subject to Title IV of ERISA and maintained in whole or in part for employees of Credit Parties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

         "EVENT OF DEFAULT" means the events described in Section 8.1. hereof.

         "EXCLUDED DEPOSITS" means any funds deposited by Borrower with one or more of the Lenders, representing security deposits or escrow accounts of the lessees or borrowers of the

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Properties,  and which funds and/or accounts are designated in a manner so as to distinctly identify such accounts as an Excluded Deposit.

         "FACILITY FEE" means an unused facility fee in the amount per annum set forth in Schedule 2.6 attached hereto based on each Lender's average unfunded portion of such Lender's Commitment, payable quarterly in arrears. For purposes of calculating the unfunded portion of a Lender's Commitment for any quarter, such Lender's Commitment Percentage of any unexpired Letters of Credit will be considered outstanding loans.

         "FEDERAL FUNDS RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

         "FIRST MORTGAGE PROPERTY" means any Property financed by Borrower which is secured by a first mortgage lien on such Property in favor of Borrower, subject only to standard and customary title exceptions.

         "FIXED CHARGES" shall mean the sum of (i) Interest Expense and rent and lease expense for the immediately preceding twelve (12) months, and (ii) current maturities of long term debt.

         "FLOATING RATE" shall mean the greater of (i) the Base Rate, or (ii) the Federal Funds Rate plus 0.50%.

         "FLOATING RATE LOANS" means Revolving Advances bearing interest at the Floating Rate.

         "FUNDING  DATE"  shall  mean the date  that  all of the  conditions  of
Section 4.2 hereof have been satisfied.

         "FUNDS FROM OPERATIONS" shall mean, on a consolidated basis, EBITDA less Interest Expense and amortization of debt financing costs.

         "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied with respect to a Person conducting a business the same as or similar to that of Credit Parties.

         "GROSS BOOK VALUE" means the value of an asset as recorded in the books of Credit Parties, as determined in accordance with GAAP, before depreciation.

         "HEDGING AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "IHS" means Integrated Health Services, Inc.

         "INTEREST EXPENSE" shall mean all interest expense of the Credit Parties plus capitalized interest.

         "INTEREST PERIOD" shall mean a period of one (1), two (2), or three (3) months, as shall have been selected by Borrower at the time of a request for a Revolving Advance of a LIBOR Rate Loan.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

         "LENDER" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

         "LETTER(S) OF CREDIT" means any irrevocable Letter of Credit issued by Agent for the account of the Borrower, and all renewals and replacements of such Letters of Credit, in the aggregate amount of up to $10,000,000 available to be drawn from time to time, for the benefit of the beneficiaries named therein.

         "LETTER OF CREDIT AGREEMENT(S)" means an Application and Agreement for Standby Letter of Credit executed by Borrower with respect to the issuance of any Letter of Credit. To the extent that the provisions of any Letter of Credit Agreement are inconsistent with the terms of this Agreement, the terms hereof shall control; otherwise, all terms and conditions of any such Letter of Credit Agreement shall be binding upon and enforceable against Borrower and are expressly incorporated herein by this reference and made a part of this Agreement.

         "LETTER OF CREDIT FEE" means the fee payable by Borrower to Agent with respect to the issuance of a Letter of Credit pursuant to Section 2A.3.

         "LIBOR" means the London Interbank Offered Rate in effect for the applicable Interest Period (rounded upwards, if necessary, to the next higher 1/100 of 1%), as such rate fluctuates, adjusted from time to time in Agent's discretion for then applicable reserve requirements (if any), as determined by Agent at 10:00 a.m. from Telerate page 3750, two (2) Business Days prior to the Borrowing Date (or any successor page); provided, however, that if more than one rate is specified on such page, the applicable rate shall be the arithmetic mean of all such rates, and provided further that if no such rate appears on such page the "LIBOR" will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of the rates quoted by not less than two major banks in New York City, selected by Agent at 10:00 a.m. New York City time two
(2)

Business Days prior to the Borrowing Date, for deposits in dollars offered by leading European banks for the applicable Interest Period.

         "LIBOR RATE" means LIBOR plus the Margin.

         "LIBOR RATE LOANS" means Revolving Advances bearing interest at the LIBOR Rate.

         "LIEN" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge or other encumbrance of any kind.

         "LOANS" mean collectively, the Revolving Loan and the Swing Loan.

         "LYRIC" means Lyric Health Care LLC.

         "LYRIC HOLDINGS" means Lyric Health Care Holdings III, Inc.

         "MARGIN" shall mean the applicable margin as set forth in Schedule 2.4 hereof.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Properties, condition (financial or otherwise), results of operations, or prospects of Borrower and its Subsidiaries taken as a whole or of Guarantors and their Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under the Credit Documents, (iii) the ability of any Guarantor to perform its obligations under the Credit Documents, or (iv) the validity or enforceability of any of the Credit Documents, or the rights or remedies of Agent or Lenders thereunder or hereunder.

         "MASTER LEASE" means the Master Lease between Borrower and Lyric Holdings dated _________________________, as modified or amended from time to time as permitted by this Agreement.

         "MATURITY DATE" means the day which is thirty-six (36) months after the Closing Date.

         "MAXIMUM BORROWING BASE" means the difference between (i) Pool GAV divided by 1.70, and (ii) Unsecured Liabilities (excluding the outstanding principal balance of the Loans and the Reimbursement Obligation), all as more particularly set forth on Line _____ of the Compliance Certificate.

         "MULTIEMPLOYER PLAN" has the meaning set forth in Section 4001(a)(3) of ERISA.

         "NOTES"  mean,  collectively,  the  Revolving  Notes and the Swing Loan
Note.

         "ORGANIZATIONAL DOCUMENTS" means (a) in the case of Monarch and MP Operating, their certificates of incorporation and bylaws, and (b) in the case of MPLP, its agreement of limited partnership and certificate of limited partnership, together, in each case, with all amendments thereto.

         "OVERADVANCE" means a Revolving Advance by Lenders under the Revolving Notes when an Overadvance Condition exists or would result from the making of such Revolving Advance.

         "OVERADVANCE CONDITION" means at any date, when the aggregate outstanding principal of the Revolving Loans plus the Reimbursement Obligation, plus the outstanding principal balance of the Swing Loan, exceeds the Maximum Borrowing Base on such date.

         "PEAK IDAHO" means Peak Medical of Idaho, Inc.

         "PERSON" means an individual, corporation, partnership, association, joint-stock company, trust, business trust, unincorporated organization or joint venture, or a court or governmental authority.

         "POOL" shall mean the unencumbered asset pool designated by Credit Parties which may consist of the following:

         (i)      all cash of Credit Parties not subject to a Lien,

         (ii) cash or cash equivalents held by the Credit Parties for the sole purpose of liquidating or retiring unsecured Debt,

         (iii) all Properties of Borrower which meet all of the following criteria:

                           (a) the Property is one hundred  percent (100%) owned
                  by Borrower (which includes a condominium form of ownership so long Borrower's condominium interest is one hundred percent (100%) owned by Borrower),

                           (b) a  certificate  of occupancy  has been issued for
                  the Property and remains in full force and effect,

                           (c) there is no Lien granted by Borrower on the Property or a negative pledge in favor of any Person (other than Lenders),

                           (d) the Borrower  has  provided  Agent with a Phase I
                  environmental report for the Property in form and content acceptable to Agent and has complied with, or has caused others to comply with, all material recommendations contained therein in any reasonable manner selected by Borrower so long as such manner is consistent with Applicable Environmental Laws or, in the alternative, Borrower has escrowed such sums as shall be reasonably acceptable to Agent for the compliance therewith,

                           (e)  the   Property  is  properly   licensed  by  all
                  appropriate regulatory
                  authorities,

                           (f) the Property is in compliance with all applicable
                  laws, ordinances, rules, and regulations, the violation of which would have a Material Adverse Effect,

                           (g) there is no ban on  admissions  to such  Property
                  which has been in effect for more than thirty (30) days,

                           (h) the Property is located  within the United States
                  unless otherwise approved by Lenders (such approval not to be unreasonably withheld),

                           (i) the Property is leased by Borrower  pursuant to a
                  lease conforming to Section 6.24 hereof, and such lease is in full force and effect and there is no event of default thereunder by Borrower or tenant, and

                           (j) the Property has achieved a Property  Coverage of
                  at least 1.0x for each of the immediately preceding two (2) fiscal quarters.

         (iv) Borrower's construction in progress which meets the criteria specified in (iii)(a), (c), (d), (f), and (h) in an amount not to exceed ten percent (10%) of Pool GAV, and

         (v) Borrower's First Mortgage Properties which meet the criteria in (iii) (b) through (h) and (j) in an amount not to exceed ten percent (10%) of Pool GAV; provided that the loan on such Property is current.

         "POOL GAV" shall mean the sum of (i) Property GAV for each Property in the Pool, (ii) forty percent (40%) of the Gross Book Value of construction in progress, (iii) cash of the Credit Parties not subject to a Lien, and (iv) cash or cash equivalents held by the Credit Parties for the sole purpose of liquidating or retiring unsecured Debt. Notwithstanding the foregoing, any Properties acquired during the applicable reporting period that qualify for the Pool shall be valued at Gross Book Value for such period.

         "POOL PROPERTIES" shall mean Properties included in the Pool.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "PROPERTY" OR "PROPERTIES" means any skilled nursing, specialty hospital, assisted living, senior housing, congregate care, Alzheimer care, or continuing care real estate property, or other health care related real estate property which is approved by Lenders (which approval shall not be unreasonably withheld).

         "PROPERTY COVERAGE" means a ratio in which the numerator is Property EBITDARM as set forth in the financial statements provided to Credit Parties by the borrowers or lessees of the applicable Property, and the denominator is the required lease payments and/or required debt service payments, as the case may be, for such Property for the following twelve (12) month period. For purposes of calculating the required lease payments, lease payments for the Initial Pool Properties shall be allocated in the manner set forth in Schedule 1.3 hereto. Allocations for future Pool Properties must be approved by Agent in its reasonable discretion.

         "PROPERTY EBITDAR" shall mean the earnings of the Property, for the immediately preceding fiscal quarter before Interest Expense, income taxes, depreciation, amortization, rent and lease expense, extraordinary items (including gains or losses from debt restructuring and sales of Properties and other extraordinary items approved by Agent in its reasonable discretion) after Assumed Management Fees, on an annualized basis, less a capital expenditure reserve of $250 per bed.

         "PROPERTY EBITDAR" shall mean the earnings of the Property, for the immediately preceding fiscal quarter before Interest Expense, income taxes, depreciation, amortization, rent and lease expense, Actual Management Fees, extraordinary items (including gains or losses from debt restructuring and sales of Properties and other extraordinary items approved by Agent in its reasonable discretion) after Assumed Management Fees, on an annualized basis, less a capital expenditure reserve of $250 per bed.

         "PROPERTY   GAV"   shall   mean   Property   EBITDAR   divided  by  the
Capitalization Rate for such Property.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Lenders for the purpose of purchasing or carrying margin stocks applicable to member Lenders of the Federal Reserve System.

         "REIMBURSEMENT OBLIGATION" means at any time the sum of the undrawn portion of any Letters of Credit plus the amounts of all drawings against Letters of Credit and other fees and costs pursuant to Article 2A for which Borrower has not reimbursed Agent.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA.

         "REQUIRED LENDERS" means the Lenders whose Commitments in the aggregate exceed sixty-six and 67/100 percent (66.67%) of the Aggregate Commitment or, if the Commitment Termination Date has occurred, the Lenders in the aggregate holding sixty-six and 67/100 percent (66.67%) of the aggregate unpaid principal amount of the Loans and Reimbursement Obligation; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders, such Defaulting Lender's Commitment or such

Defaulting   Lender's  portion  of  the  outstanding   Loans  and  Reimbursement
Obligation as the case may be.

         "REVOLVING ADVANCE" means an advance of the Revolving Loan.

         "REVOLVING  BORROWING  NOTICE"  shall  have the  meaning  set  forth in
Section 2.7 hereof.

         "REVOLVING LOAN" means the credit facility available to Borrower pursuant to Article 2 of this Agreement, together with interest thereon and other agreed charges as may be outstanding at any given time.

         "REVOLVING NOTES" means the promissory notes in substantially the form of Exhibit B attached hereto, with appropriate insertions, evidencing each Lender's Commitment in the Revolving Loan, duly executed and delivered to Lenders by Borrower and payable to the order of such Lender, together with any renewals, extensions, modifications, or amendments to such promissory notes.

         "SEC" means the Securities and Exchange Commission.

         "SOUTHTRUST"   means  SouthTrust  Bank,   National   Association,   its
successors and assigns.

         "SUBSIDIARY" means any corporate entity, partnership, or other business entity, in which one or more of the Credit Parties, on an aggregate basis, owns over 50% of the ownership interests.

         "SWING LOAN" means the $10,000,000 loan made available to Borrower pursuant to Article 2C of this Agreement, together with accrued interest thereon and other agreed charges as may be outstanding at any given time.

         "SWING LOAN ADVANCE" means an advance of the Swing Loan.

         "SWING LOAN NOTE" means that certain Swing Loan Note of even date herewith from Borrower to SouthTrust, in the form of Exhibit C attached hereto, together with any renewals, extensions, modifications, or amendments thereof.

         "TANGIBLE NET WORTH" shall mean the net worth of Credit Parties, plus accumulated real estate depreciation and subordinated debt (not to exceed twenty percent (20%) of net worth), less related party receivables and intangibles.

         "TOTAL LIABILITIES" shall mean all mortgage debt, letters of credit, the deferred purchase price pursuant to purchase agreements or contracts, to the extent such deferred purchase price is required to be included in accordance with GAAP, forward commitments, unsecured debt, subordinated debt, payables, lease obligations (including ground leases), guarantees of indebtedness and unfunded obligations, pro-rata share of debt in Unconsolidated Subsidiaries and any loan where any Credit Party is liable for debt as a general partner.

         "TOTAL CAPITALIZATION" shall mean the sum of Credit Parties' (i) Debt (less accounts payable and accrued expenses) and (ii) equity (plus accumulated real estate depreciation).

         "TRANS HEALTH" means Trans Health North Arkansas, LLC, a Delaware limited liability company.

         "UNCONSOLIDATED SUBSIDIARY" means a Subsidiary that is not consolidated with the Credit Parties for financial reporting purposes.

         "UNSECURED LIABILITIES" shall mean those Total Liabilities which are not secured by a Lien.

                            ARTICLE 2. REVOLVING LOAN

         2.1.     Disbursement of Revolving Advances.

         (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Advances to Borrower from time to time during the Commitment Period, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) the Aggregate Commitment less the Reimbursement Obligation and less the outstanding principal balance of the Swing Loan, or (ii) the Maximum Borrowing Base less the Reimbursement Obligation and less the outstanding principal balance of the Swing Loan. Notwithstanding the foregoing, no Lender shall be obligated to make Revolving Advances in excess of its Commitment. The maximum Revolving Advance available to Borrower shall be determined in accordance with Exhibit D. The Revolving Loan shall mature and be payable in full upon the Commitment Termination Date. During the Commitment Period, Borrower may borrow, repay and reborrow the principal of the Revolving Loan, all in accordance with the terms and conditions of this Agreement.

         (b) If the sum of the outstanding principal amount of the Revolving Loan, plus the Reimbursement Obligation, plus the outstanding principal balance of the Swing Loan, at any time exceeds the Maximum Borrowing Base, Borrower shall immediately pay to the Agent, without need of notice or demand by Agent (and without Lenders' waiving the Event of Default which may arise as a result of such excess), an amount sufficient to reduce said sum to the Maximum Borrowing Base.

         (c) Even if such Revolving Advance would constitute an Overadvance, the Lenders may, in their sole discretion, but shall not be obligated to, advance to Borrower, and make a Revolving Advance for a sum sufficient each month to pay all interest accrued on the Loans and fees due under this Agreement and the other Credit Documents during or for the immediately preceding month.

         2.2. The Revolving Notes. The liability of the Borrower to pay the Revolving Loan shall be evidenced by the Revolving Notes.

 540756.4

         2.3.     Payments.

         (a) Interest on Floating Rate Loans shall be due and payable on the first (1st) day of each month. Interest on LIBOR Rate Loans shall be due and payable at the end of the applicable Interest Period.

         (b) On the Commitment Termination Date, the outstanding principal balance of the Revolving Loan, plus all accrued and unpaid interest thereon, shall be due and payable.

         2.4.     Interest Rate; Interest Rate Conversions and Continuations.

         (a) Each Revolving Advance shall bear interest at the LIBOR Rate or the Floating Rate, as shall be selected by Borrower at the time of each request for a Revolving Advance; provided, however, that Borrower shall have no more than six (6) LIBOR Rate Loans outstanding at any one time, and provided further, that Borrower may not select an Interest Period which would extend beyond the Maturity Date.

         (b) Borrower may elect from time to time to convert LIBOR Rate Loans to Floating Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Rate Loans may only be made on the last day of an Interest Period with respect thereto.

         (c) Borrower may, subject to the limitation set forth in (a) above, elect from time to time to convert Floating Rate Loans to LIBOR Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefore).

         (d) Upon receipt of any notice from Borrower regarding an election to change interest rates for a Loan as provided in (b) and (c) above, Agent shall promptly notify each relevant Lender thereof.

         (e) Any LIBOR Rate Loan shall be continued as such upon the expiration of the then current Interest Period with respect thereto in the absence of any proper notice given to Agent by Borrower to change interest rates or the Interest Period, and in such case, the Interest Period shall remain unchanged. Borrower may elect from time to time to change the Interest Period for any LIBOR Rate Loan by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of the Interest Period may only be made on the day of the expiration of the then current Interest Period. Upon receipt of any notice from Borrower regarding an election to change the Interest Period for a Loan, Agent shall promptly notify each relevant Lender thereof.

         (f) Credit Parties agree that notwithstanding the fact that the interest rate accruing on the Revolving Loan is based upon Lenders' cost of funds in the Eurodollar market, Lenders shall not be required to actually obtain funds from such source at any time.

         2.5. Prepayment. Floating Rate Loans and LIBOR Rate Loans may be prepaid, in whole or in part, from time to time, without premium or penalty, upon irrevocable notice to Agent at least three (3) Business Days prior thereto in the case of LIBOR Rate Loans and one (1) Business Day prior thereto in the case of Floating Rate Loans, which notice shall specify (i) the date and amount of prepayment, and (ii) whether the prepayment is of a LIBOR Rate Loan or Floating Rate Loan; provided, if a LIBOR Rate Loan is prepaid on any other day other than the last day of an Interest Period, Borrower shall also pay amounts owing pursuant to Section 2D.9. Upon receipt of any such notice, Agent shall promptly notify each relevant Lender thereof.

         2.6. Fees. The Borrower shall pay the Commitment Fee to Agent, for the account of Lenders, at the earlier of (i) the Funding Date, or (ii) September 30, 1998. Agent acknowledges receipt of a Committee Fee deposit of $100,000. In addition, the Borrower shall pay the Facility Fee to Agent, for the account of Lenders, on __________, 1998, and on the same day of each successive calendar quarter until the Commitment Termination Date. Borrower shall also pay the Agent Fee to Agent, on the Funding Date and each anniversary of the Closing Date.

         2.7.     Procedure for Revolving Advances Under Revolving Loan.

         (a) Revolving Advances shall be disbursed pursuant to the Borrower's request therefor (whether in writing, by telephone, or otherwise). For each proposed Revolving Advance, Borrower shall give Agent irrevocable notice (a "Revolving Borrowing Notice") of its proposal which must be received by Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, and (ii) one (1) Business Day prior to the requested Borrowing Date, in the case of Floating Rate Loans. Each Revolving Borrowing Notice shall be signed by an Authorized Officer and shall specify (i) the requested Borrowing Date, (ii) the aggregate amount of the proposed Revolving Advance (which must be in a minimum amount of $100,000 (and in integral multiples of $100,000 if in excess thereof), (iii) whether the proposed Revolving Advance shall be a LIBOR Rate Loan or a Floating Rate Loan, and (iv) and in the case of a LIBOR Rate Loan, the applicable Interest Period. Agent and each Lender shall be entitled to rely upon any notice it believes is genuine and to have been given by an Authorized Officer. Revolving Advances made in conformity with the provisions of this paragraph shall be fully binding upon the Borrower. Borrower shall confirm in writing any request for a Revolving Advance disbursed pursuant to telephonic or oral notification. Notwithstanding the foregoing, all drafts under any Letter of Credit and Revolving Advances made pursuant to Section 2C.7., shall be deemed a Revolving Advance requested by Borrower for all purposes of this Section 2.7., and shall be a Floating Rate Loan.

         (b) Upon receipt of a Revolving Borrowing Notice from Borrower, Agent shall notify each Lender of (1) the amount of the Revolving Advance to be funded by Lenders, and (2) each Lender's Commitment Percentage of such Revolving Advance. On or before 3:00 p.m. on such Borrowing Date, Agent must receive, and each Lender agrees to provide to Agent, each Lender's Commitment Percentage of the Revolving Advance via wire transfer to the following account (or to such other account as Lender may hereafter designate in writing):

                     SouthTrust Bank, National Association
                     Birmingham, Alabama
                     ABA No.:         062000080
                     Customer No.: _______________
                     For the account of Monarch Properties, LP
                     Attention: ___________________

On the same Business Day, upon satisfaction or waiver in accordance with the terms of this Agreement of the applicable conditions precedent set forth in
Article IV, the Agent will make the funds so received from the Lenders available to Borrower by crediting Borrower's designated account with Agent or in such other manner as may be acceptable to Borrower and Agent. No Lender's obligation to fund its Commitment Percentage of a Revolving Advance shall be affected by any other Lender's failure to fund its Commitment Percentage of a Revolving Advance, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender.

         2.8. Non-Receipt of Funds by Agent. Unless Borrower or a Lender, as the case may be, notifies the Agent prior to the time on which it is scheduled to make payment to Agent of (i) in the case of a Lender, the proceeds of a Revolving Advance, or (ii) in the case of Borrower, a payment of principal, interest, fees, or other amounts payable under this Agreement to the Agent for the account of Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available, together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (i) in the case of a payment by a Lender, the Federal Funds Rate, or (ii) in the case of a payment by Borrower, the interest rate applicable to the relevant Loan.

         2.9. Lenders' Obligations Several. The obligations of the Lenders hereunder are several and not joint. None of the Lenders shall be liable to the Credit Parties due to the failure of any Lender to fund its Commitment Percentage of a Revolving Advance.

                    ARTICLE 2A. LETTER OF CREDIT SUBFACILITY

         2A.1.    Issuance and Maintenance of Letters of Credit.

         (a) Subject to all terms set forth herein and in the Letter of Credit Agreements, Agent agrees, from the Funding Date until the Commitment Termination Date, and on the terms hereinafter set forth, to issue on its behalf and on behalf of the Lenders, the Letters of Credit, and agrees to maintain the Letters of Credit for the account of the Borrower in accordance with the terms hereof and of the Letter of Credit Agreements.

         (b) Upon Borrower's written request specifying (i) the beneficiary of the Letter of Credit, (ii) the amount of the Letter of Credit, (iii) the term of the Letter of Credit, and (iv) such other information as Agent may request, and upon Borrower's execution of a Letter of Credit Agreement, Agent shall issue a Letter of Credit substantially in the form of the letter of credit attached hereto as Exhibit E. Agent shall not be obligated to issue any Letter of Credit if the amount of such Letter of Credit plus the Reimbursement Obligation would exceed $10,000,000 or if the requested expiration date would extend beyond the Commitment Termination Date.

         (c) Agent shall give prompt written notice to Lenders of the issuance of a Letter of Credit and each Lender's respective Commitment Percentage in such Letter of Credit.

         2A.2 Reimbursement Obligation of Borrower. Borrower hereby agrees to reimburse Agent: (i) on each date on which a draft is presented for payment on the Letters of Credit (x) the amount of the draft paid by the Agent under the Letters of Credit and (y) the amount of any taxes (other than income taxes), fees, charges or other costs or expenses whatsoever incurred by Agent under, or with respect to the Letters of Credit; and (ii) upon the acceleration of the Loans in accordance with Section 8.2. hereof, an amount equal to the Reimbursement Obligation. Payments of the Reimbursement Obligation shall be made by Lenders making a Revolving Advance of the Revolving Loan. All amounts remaining unpaid by Borrower under this Section 2A.2. shall bear interest from the date such amounts become payable (whether as stated, by acceleration or otherwise) until payment in full, at the Default Rate, and such interest shall be payable by Borrower to Agent on each Business Day.

         2A.3.    Commissions and Fees.

         (a) As consideration for the issuance of each Letter of Credit, Borrower shall pay to Agent, for the account of Lenders, a fee (the "Letter of Credit Fee") on the available and undrawn portion of the applicable Letter of Credit from the effective date of such Letter of Credit to the expiration of such Letter of Credit payable at issuance of any Letter of Credit and on each anniversary thereof in an amount equal to the Margin in effect at the time such fee is due and payable. The Letter of Credit Fee for any Letter of Credit shall be nonrefundable and shall be payable in full upon execution of the Letter of Credit.

         (b) In addition to the Letter of Credit Fee described above, Borrower shall also pay to Agent for its account, a fee of 1/8% per annum on the full amount of the Letter of Credit, together with standard and customary set-up and draw fees in such amounts as may be established by Agent from time to time.

         2A.4. Reimbursement Obligation Absolute. Borrower's obligations under this Article 2A and under the Letter of Credit Agreements shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against any Agent or a beneficiary of a Letter of Credit. Borrower also agrees that Agent shall not be responsible for, and Borrower's Reimbursement Obligation shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should, in fact, prove to be in any and all respects invalid, fraudulent or forged, or any dispute between or among Borrower and the beneficiary of a Letter of Credit or other party to whom a Letter of Credit may be transferred or any claims whatsoever of Borrower against the beneficiary of a Letter of Credit or any transferee. Agent shall not be liable for any error, omission, interpretation or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with a Letter of Credit. Borrower agrees that any action taken or omitted by Agent under or in connection with a Letter of Credit or any related drafts or documents, if done in good faith and in accordance with the standards of care specified in the Uniform Customs and Practice of Documentary Credits (as defined in the Letter of Credit), shall be binding on Borrower and shall not put the Agent under any liability to Borrower.

         2A.5. Surrender of Letters of Credit. Borrower shall surrender to Agent all original outstanding Letters of Credit on the Maturity Date.

                        ARTICLE 2B. INTENTIONALLY DELETED

                             ARTICLE 2C. SWING LOAN

         2C.1. Disbursement of Swing Loan Advances. Subject to the terms and conditions of this Agreement and the Cash Management Agreements, SouthTrust agrees to make Swing Loan Advances to Borrower from time to time during the Commitment Period, in an aggregate principal amount at any time outstanding not to exceed $10,000,000 less the outstanding principal balance of the Swing Loan Note. The Swing Loan shall mature and be payable in full upon the Commitment Termination Date. During such time, Borrower may borrow, repay and reborrow the principal of the Swing Loan, all in accordance with the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained herein, SouthTrust shall be required to make Swing Loan Advances only to the extent that Lenders are obligated to make Revolving Advances hereunder.

         2C.2. The Swing Loan Note. The liability of the Borrower to pay the Swing Loan shall be evidenced by the Swing Loan Note.

         2C.3.    Payments.

         (a) On ______________, 1998, and on the first day of each successive calendar month thereafter during the Commitment Period, Borrower shall pay to Agent, for the account of SouthTrust, all accrued and unpaid interest on the outstanding principal balance of the Swing Loan.

         (b) On the Commitment Termination Date, the outstanding principal balance of the Swing Loan, plus all accrued and unpaid interest thereon, shall be due and payable.

         2C.4. Interest Rate. All Swing Loan Advances shall bear interest at the Floating Rate.

         2C.5. Prepayment. The principal of the Swing Loan may be prepaid in whole or in part without premium or penalty, as other Floating Rate Loans may be prepaid as provided in Section 2.5 hereof.

         2C.6.    Procedure for Swing Loan Advances.

         (a) Swing Loan Advances shall be disbursed, and Borrower shall be deemed to have requested a Swing Loan Advance, pursuant to the Cash Management Agreements, as necessary to cover any excess of expenses over receipts, or as otherwise permitted pursuant to the Cash Management Agreements.

         (b) SouthTrust will make Swing Loan Advances for daily reconciliations of expenses and receipts of Borrower and other permitted purposes, and Lenders will not be required to make Revolving Advances for such purposes except to the extent that: (i) the Swing Loan has been fully funded and a Revolving Advance is necessary to cover any excess of disbursements over receipts pursuant to the Cash Management Agreements and, if requested by SouthTrust, to reduce the outstanding principal balance of the Swing Loan to $5,000,000, and (ii) if requested by SouthTrust, as needed on a weekly basis to reduce the outstanding principal balance of the Swing Loan to $5,000,000. The Borrower shall be deemed to have requested a Revolving Advance for either situation described in the foregoing sentence. SouthTrust shall give Lenders notice of a Revolving Advance pursuant to (i) or (ii) above, and Lenders shall pay to Agent their respective Commitment Percentages pursuant to (i) or (ii) above, in the manner and within the time periods set forth in Section 2.7.(b) hereof. Proceeds of Revolving Advances made pursuant to (ii) above shall be applied to the outstanding principal balance of the Swing Loan. Any excess of receipts over expenses will be deemed a payment on the Loans and will be applied toward the Swing Loan prior to the distribution to the other Lenders.

         (c) Upon the occurrence of an Event of Default, the Swing Loan shall terminate, and each Lender will purchase from SouthTrust its Commitment
Percentage of the Swing Loan, and SouthTrust shall purchase from the other Lenders its Commitment Percentage in the Revolving Loan, such that upon an Event of Default each Lender will hold its Commitment Percentage of the Loans and Reimbursement Obligation. Each Lender's obligation to purchase its Commitment Percentage of the Swing Loan and SouthTrust's obligation to purchase its Commitment Percentage in the Revolving Loan shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against SouthTrust or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default or the Commitment Termination Date; (iii) any adverse change in the condition (financial or otherwise) of any Credit Party or any of their Subsidiaries; (iv) any breach of this Agreement or any of the other Credit Documents by any Credit Party, SouthTrust, or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                   ARTICLE 2D. GENERAL PROVISIONS RELATING TO

                         ALL LOANS AND LETTERS OF CREDIT

         2D.1.    Interest Calculation; Late Charge; Default Rate; Usury.

         (a) All interest on the outstanding principal balance of the Loans shall be calculated for a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

         (b) Borrower shall pay to Agent, for the account of Lenders, a late charge equal to five percent (5%) of any principal or interest payment, any Reimbursement Obligation, or any fees provided for in Section 2.6 or 2A.3 hereof, which are not received by Agent within ten (10) days of the due date therefor in order to cover the additional expenses incident to the handling and processing of delinquent payments.

         (c) Upon the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Loans shall bear interest at the Default Rate.

         (d) In no event shall the amount of interest due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Credit Parties or inadvertently received by Lenders, then such excess sum shall be credited as a payment of principal, unless Lenders elect to have such excess sum refunded to Credit Parties forthwith, which refund Credit Parties hereby agree to accept. It is the express intent hereof that Credit Parties not pay and Lenders not receive, directly or indirectly, interest in excess of that which may be legally paid by Credit Parties under applicable law.

         2D.2. Use of Proceeds. The proceeds of the Loans shall be used by Borrower, to finance the purchase of Properties, to finance the funding of mortgage loans, to finance the funding of working capital loans (in the aggregate amount not to exceed five percent (5%) of the Credit Parties' total assets), and for general corporate purposes of Borrower.

         2D.3. Place, Manner, Time and Extension of Payment. All sums payable hereunder and under the Notes shall be paid to Agent for the account of the Lenders (or, in the case of the Swing Loan Note, for the account of SouthTrust) at Agent's principal office in Birmingham, Alabama, not later than 12:00 noon on the date due in collected funds. If any payment falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day but during any such extension all unpaid principal of the Loans, and other sums bearing interest shall continue to bear interest at the rates herein provided. The Agent shall send Borrower statements of all accrued interest hereunder, which statements shall be considered correct and conclusively binding on the Borrower absent manifest error unless Borrower notifies Agent to the contrary within ten (10) days of its receipt of any statement which it deems to be incorrect. Any payment made by Credit Parties to Agent pursuant to this Section 2D.3. shall, to the extent such payment is required to be transmitted by Agent to the other Lenders pursuant to
Section 2D.5. discharge that portion of Credit Parties' obligation under the Notes.

         2D.4. Obligation to Pay Loans Absolute. Notwithstanding anything to the contrary contained herein, the Credit Parties' obligation to pay the principal of and interest on the Loans, and all expenses and charges with respect thereto, is absolute and unconditional.

         2D.5. Application of Payments. (a) All payments and other collections required or permitted to be made under the Notes, the Reimbursement Obligation, the Credit Agreement, or otherwise in respect to the Loans, or the Letters of Credit, shall be remitted to Agent whether made directly by the Borrower, through the Cash Management Agreements or otherwise. The Borrower shall at the time it makes payment under this Credit Agreement, specify to Agent the Loans, Reimbursement Obligation, fees or other amounts payable by Borrower hereunder to which such payment is to be applied, and if Borrower fails to specify, or if such application would be inconsistent with the terms hereof, such payments shall be applied first to the Swing Loan, then to the Revolving Loan, and then to the Reimbursement Obligation. Notwithstanding the foregoing, Agent may, in its discretion (and absent any directive from the Borrower to the contrary) elect to apply all or any portion of a payment to the Revolving Loan prior to application on the Swing Loan. Upon receipt of a payment or other collection from Credit Parties or otherwise received in respect of the Loans or Reimbursement Obligation, such payment shall be impressed with a trust in favor of Lenders to the extent of their respective Commitment Percentage of such payment. Any Defaulting Lender shall not be entitled to its Commitment Percentage of any payments on the Revolving Loan until the non-Defaulting
Lenders have been fully paid for the Revolving Advance which was not funded by Defaulting Lender. Payments received on the Revolving Loan or Reimbursement Obligation, whether made directly by the Credit Parties, through the Cash Management Agreements, or from any source whatsoever, shall be paid to the Lenders according to their respective Commitment Percentages in the Revolving Loan and Reimbursement Obligation, subject to the foregoing sentence. Payments received on the Swing Loan shall be paid to SouthTrust. All payments required to be transmitted by Agent to the Lenders shall be made in immediately available funds.

         (b) If a payment is made on the Swing Loan or Revolving Loan through the daily reconciliation pursuant to the Cash Management Agreements, on or before 12:00 p.m. of the same day, Agent shall provide SouthTrust (with respect to the Swing Loan) and each Lender (with respect to the Revolving Loan), with notice of their Commitment Percentage of such payment and shall send such payment via wire transfer to SouthTrust or such Lender to the accounts specified on Schedule 2D.5 (or such other account as SouthTrust or such Lender may hereafter designate in writing) on the same day.

         (c) All other payments and collections received in respect of the Loans or Reimbursement Obligation, whether principal, interest or fees shall be transmitted by Agent to SouthTrust and/or the Lenders (as applicable) on the same Business Day that Agent has received collected funds, if Agent receives collected funds before 12:00 P.M.; otherwise Agent will distribute payment on the next Business Day. If Agent fails to distribute payment when required pursuant to the foregoing sentence, then the amount of such payment shall bear interest payable to Lenders at a rate equal to the Federal Funds Rate.

         (d) In the event Agent is compelled to return or refund any payment or sum previously received from or on behalf of Credit Parties and remitted to the Lenders, by reason of the same being declared a preferential transfer in a bankruptcy proceeding or for any other reason, each of the Lenders shall, on demand of Agent, immediately reimburse Agent for such Lender's Commitment Percentage of such payment, together with its Commitment Percentage of interest assessed against Agent or incurred by Agent between the time of return of such payment by Agent and the time of reimbursement by such Lender.

         (e) Notwithstanding the provisions of subsection (a) above, upon the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid as follows:

                  (1) First, to the payment of all reasonable and documented out-of-pocket expenses (including without limitation reasonable and documented attorneys' fees) of Agent in connection with enforcing the Credit Documents;

                  (2) Second, to payment of any fees due Agent for its own account and for the account of the Lenders;

                  (3)      Third, to the Swing Loan;

                  (4)  Fourth,   to  the   Revolving   Loan  and   Reimbursement
         Obligation;

                  (5) Fifth, to all other Credit Party Obligations not repaid pursuant to (1) through (4) above; and

                  (6) Sixth, the surplus, if any, to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the order named until exhausted prior to application to the next succeeding category, (B) accrued interest shall be paid prior to principal and (C) each Lender shall receive its Commitment Percentage of the amounts available to be applied pursuant to clauses (2), (4), and (5).

         2D.6. Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of any applicable law, rule, or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, changes or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon written notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender within thirty (30) days after demand, such additional amount or amounts as will compensate such Lender for such reduction. Demand for such compensation shall be made by delivery of a certificate of such Lender to Borrower and Agent setting forth the amount demanded. Such certificate shall, absent error, be conclusive and binding on the parties hereto.

         2D.7. Inability to Determine Interest Rate. If Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or if Agent determines, in accordance with reasonable and ordinary commercial standards, that the acquisition of funds in the London interbank market would be unsafe, impractical or in violation of any law, regulation, guideline or order, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower and Lenders when such conditions no longer exist. If such notice is given, the outstanding principal balance of any outstanding LIBOR Rate Loans shall commence to bear interest at the Floating Rate. Until such notice has been withdrawn by Agent, the Borrower shall not be entitled to request LIBOR Rate Loans.

         2D.8. Increased Costs. If any change in any law or regulation or in the interpretation or application thereof by any court, administration or other governmental authority charged with the administration thereof shall either (i) impose upon Agent or any Lender any other assessment or similar requirement against the Loans or Letters of Credit or (ii) impose upon Agent or any Lender any other condition regarding this Agreement, the Loans, the Letter of Credit Agreements, or the Letters of Credit and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to Agent of issuing or maintaining a Letter of Credit or to increase the cost to Agent or Lenders to make the Loans (which increase in cost shall be the result of Agent's and Lenders' reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon written demand by Agent, Borrower shall pay to Agent for its account, or for the account of Lenders, as the case may be, from time to time as specified by Agent, additional amounts which shall be sufficient to compensate Agent and Lenders for such increased costs. Such costs shall be payable only if demanded within six (6) months after they were incurred and shall be due within thirty (30) days after demand. Demand shall be made by delivery of a certificate of such Lender to Borrower and Agent, setting forth in reasonable detail the calculation of the costs for which demand is made. Such certificate shall be conclusive, absent error, as to the amount thereof.

         2D.9. Funding Indemnification. If any payment or conversion of a LIBOR Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Rate Loan is not made or does not commence on the date specified by the Borrower for any reason other than default by Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Rate Loan. Borrower's obligation to pay any amounts due under this section shall be due within ten (10) days after demand. A certificate submitted by the Lender to the Borrower setting forth in reasonable detail such Lender's method for calculating any such loss or cost shall be conclusive absent error.

                               ARTICLE 3. GUARANTY

         3.1. Guaranty of Payment. Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender and the Agent the timely performance of all other obligations under the Credit Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         3.2. Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all commitments under the Credit Agreement have been terminated and no Person shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any

Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof or reliance of by the Agent or any Lender upon this guaranty or acceptance of this guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

         3.3. Modifications. Each Guarantor agrees that (a) all or any part of the security (if any) now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         3.4. Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) with respect to the amounts due pursuant to this Guaranty, all rights of exemption of property from levy or sale under execution, or other process for the collection of debts under the laws or Constitution of the United States or any state thereof; (f) all other notices to which such Guarantor might otherwise be entitled; and (g) demand for payment under this Guaranty.

         3.5.  Reinstatement.  The  obligations  of the  Guarantors  under  this
Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         3.6. Remedies. The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Article 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in Article 8) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other
Person  and  that,  in the  event  of such  declaration  (or such  Credit  Party
Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

               ARTICLE 4. CONDITIONS PRECEDENT TO MAKING ADVANCES
                          OR ISSUING LETTERS OF CREDIT

         4.1. Conditions to Closing. This Agreement shall not be effective until, and the Lenders' obligations hereunder shall be subject to, the satisfaction by Credit Parties of the following conditions precedent:

         (a)      There shall exist no Event of Default.

         (b) The representations and warranties of Credit Parties made in this Agreement or in any certificate executed and delivered pursuant hereto shall be true and accurate in all material respects.

         (c) Credit Parties shall have performed or observed, in all material respects as shall be determined by Agent in its reasonable discretion, all agreements, covenants, and conditions required by Lenders to be performed or observed by Credit Parties, including, without limitation, the submission by Borrower and approval by Lenders, of any required Compliance Certificates.

         (d) Credit Parties shall have duly executed the Credit Documents and Notes, and shall have delivered the same to Lenders, together with any and all other documents that Lenders or their legal counsel, in their reasonable discretion, shall deem necessary to complete the transactions contemplated hereunder.

         (e) Any proceedings taken in connection with the performance and observance of the provisions of this Agreement shall be reasonably satisfactory to Lenders and their legal counsel.

         (f) Credit Parties shall have delivered to Agent in form and substance satisfactory to Agent and its counsel the following:

                  (i) Copies of the Organizational Documents for each of the Credit Parties, certified on the Closing Date by the appropriate Person on behalf of each of the Credit Parties.

                  (ii) Certificates of existence and good standing (or such similar certificates) for each of the Credit Parties, all certified on or within thirty (30) days of the Closing Date by the Secretary of State of the state of formation or other relevant jurisdiction for each Credit Party.

                  (iii) Copies of the resolutions of the Board of Directors of MP Operating, in its capacity as a Guarantor and as general partner of Borrower, and Monarch, certified as of the Closing Date by the appropriate Person on behalf of each of the Credit Parties, authorizing
         (A) the transactions contemplated by this Agreement and (B) the execution, delivery and performance by each of the Credit Parties of the Credit Documents and the execution and delivery of all other documents to be delivered by the Credit Parties in connection with the transactions herein contemplated.

                   (iv) Incumbency certificates executed by the appropriate Person on behalf of each of the Credit Parties, which shall identify by name and title and bear the signature of the officers of each Credit Party authorized to sign the Credit Documents and all other documents executed in connection with the transactions herein contemplated on behalf of the Credit Parties. Lenders shall be entitled to rely upon such incumbency certificates in completing the transactions herein contemplated.

                  (v) The written opinions of legal counsel to the Credit Parties acceptable to Lenders, dated the date of this Agreement, addressed to Lenders and in form and substance acceptable to Lenders and their legal counsel.

                  (vi) The form of letter to be delivered by LeBoeuf, Lamb, Greene & MacRae, LLP authorizing Lenders and Agent to rely on their tax opinion to Monarch's underwriters regarding Monarch's conformity with the requirements for qualification and taxation as a real estate investment trust, as described in the Internal Revenue Code, together with an unexecuted copy of such tax opinion.

                  (vii) Such other agreements, instruments, and other documents as Lenders may reasonably request.

         4.2. Conditions for First Advance. The obligations of Lenders to make the first Revolving Advance, the obligation of Agent to issue Letters of Credit, and the obligation of SouthTrust to make the first Swing Loan Advance, shall be subject to the satisfaction by Borrower of the following conditions precedent, as of the date of the first Advance or first Letter of Credit:

         (a) The conditions for Advances set forth in Section 4.3 below shall have been satisfied.

         (b) Credit Parties shall have delivered to Agent in form and substance satisfactory to Agent and its counsel the following:

                  (i) Copies of the Organizational Documents for each of the Credit Parties, certified on the date of the first Advance by the appropriate Person on behalf of each of the Credit Parties.

                  (ii) Certificates of existence and good standing (or such similar certificates) for each of the Credit Parties, all certified on or within thirty (30) days of the date of the first Advance by the Secretary of State of the state of formation or other relevant jurisdiction for each Credit Party.

                  (iii) A certificate from the secretary of each of the Credit Parties confirming that the resolutions and incumbency certificates previously delivered are in full force and effect and have not been modified, amended, or repealed.

                  (iv) Confirmation by legal counsel to Credit Parties that the legal opinions previously delivered are in full force and effect and nothing has occurred to change the opinions given therein.

                  (v) A letter from LeBoeuf, Lamb, Greene & MacRae, LLP authorizing Lenders and Agent to rely on their tax opinion to Monarch's underwriters regarding Monarch's conformity with the requirements for qualification and taxation as a real estate investment trust, as described in the Internal Revenue Code, together with a copy of such tax opinion.

                  (vi) Evidence of the completion of Monarch's offering as described in its Registration Statement on Form S-11 as filed with the SEC on April 27, 1998, resulting in net proceeds to Monarch of at least $250,000,000.

                  (vii) Payment to Agent for the account of the Lenders of the Commitment Fee and payment to Agent for its own account of the Agent Fee.

                  (viii) Such other agreements, instruments, and other documents as Lenders may reasonably request.

The foregoing conditions must be satisfied by the Credit Parties on or before September 30, 1998, or this Agreement and the parties' obligations hereunder shall immediately terminate.

         4.3. Conditions to all Advances. The obligations of Lenders to make Advances, the obligation of Agent to issue Letters of Credit, and the obligation of SouthTrust to make Swing Loan Advances, shall be subject to the satisfaction by Borrower of the following conditions precedent, as of the date of the requested Advance or Letter of Credit:

         (a)      There shall exist no Event of Default.

         (b) The representations and warranties of Credit Parties made in this Agreement or in any certificate executed and delivered pursuant hereto shall be true and accurate in all material respects.

         (c) Credit Parties shall have performed or observed, in all material respects as shall be determined by Agent in its reasonable discretion, all agreements, covenants, and conditions required by Lenders to be performed or observed by Credit Parties, including, without limitation, the submission by Borrower and approval by Lenders, of any required Compliance Certificates.

         (d) Agent shall have received such other agreements, instruments, and other documents as Lenders may reasonably request; provided, however, that Borrower shall have ten (10) days to provide the requested information and during such 10-day period, and so long as all other conditions of this Section have been satisfied, Lenders shall not withhold Advances.

Each Revolving Borrowing Notice shall constitute a representation and warranty by the Borrower that the conditions of (a), (b), and (c) above have been satisfied, and that as of such date, all Pool Properties continue to qualify for inclusion in the Pool.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         To induce Lenders to enter into this Agreement, to induce Lenders to make Revolving Advances hereunder, to induce Agent to issue Letters of Credit hereunder, and to induce SouthTrust to make Swing Loan Advances, Credit Parties represent and warrant to Lenders that:

         5.1.     Existence, Power and Qualification.

         (a) Monarch (1) is duly organized, validly existing and in good standing under the laws of the State of Maryland, (2) has the power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business, and (3) has complied, or will timely comply, with the requirements for qualification and taxation as a "real estate investment trust" under the applicable provisions of the Internal Revenue Code.

         (b) MP Operating (1) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (2) has the power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business, and (3) is the sole general partner of Borrower.

         (c) MPLP (1) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (2) has the power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business, and
(3) is duly qualified and registered to do business under the laws of any states where its ownership of property or conduct or proposed conduct of its business requires such qualification.

         5.2. Authority to Borrow Hereunder. Credit Parties have the power and authority and the legal right to make, deliver and perform the Credit Documents. Credit Parties have taken all necessary action on their part to authorize the execution, delivery and performance of the Credit Documents, and the borrowing contemplated thereby. No consent or authorization of, or filing with, any federal, state, county or municipal government, or any department or agency of any such government, is required of Credit Parties in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents, or the borrowing contemplated hereby.

         5.3. Due Execution and Enforceability. The Credit Documents have been duly executed and delivered on behalf of Credit Parties, and constitute the legal, valid and binding obligation of Credit Parties enforceable against Credit Parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally, and general principles of equity which may limit the availability of equitable remedies.

         5.4. No Conflict. The execution, delivery and performance of the Credit Documents, and the consummation of the transactions contemplated therein, will not (a) conflict with or be in contravention of any law, regulation, rule, order or judgment applicable to Credit Parties or their Organizational Documents, or any other agreement, instrument, mortgage, deed of trust, lien, lease, judgment, decree or order to which Credit Parties are a party or are subject or by which Credit Parties or their properties are bound or affected, or (b) result in the creation of any Lien upon any of the properties of Credit Parties.

         5.5. Material Claims. There is no litigation, claim, lawsuit, investigation, action or other proceeding pending or, to the knowledge of Credit Parties, threatened before any court, agency, arbitrator or other tribunal which individually or in the aggregate, if determined adversely to Credit Parties, could result in a Material Adverse Effect.

         5.6. Financial Statements Accurate. All financial statements heretofore or hereafter provided by the Credit Parties with respect to the Credit Parties are and will be true and complete in all material respects as of their respective dates and will fairly present the financial condition of the Credit Parties, and there are no liabilities, direct or indirect, fixed or contingent, as of the dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. All financial statements have been or will be prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of any Credit Parties, since the date of such statements except as fully disclosed in writing with the delivery of such statements.

         5.7. No Defaults or Restrictions. There is no declared default under any agreement or instrument nor does there exist any restriction in the Organizational Documents of Credit Parties that could result in a Material Adverse Effect (except for restrictions applicable to real estate investment trusts under the Internal Revenue Code).

         5.8. Payment of Taxes. Credit Parties have filed all federal, state, and local tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by Credit Parties.

         5.9. Necessary Permits, Etc. Credit Parties possess all franchises, trademarks, permits, licenses, consents, agreements and governmental approvals that are necessary or required by any authority to carry on their businesses as now conducted. Credit Parties have received no notice of default or termination of any material agreement or any notice of noncompliance with any law, rule or regulation by which they are bound, which would result in a Material Adverse Effect.

         5.10. Regulation U. Credit Parties are not engaged and will not engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U), and no part of the Loans will be used for so "purchasing" or "carrying" "margin stock" or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U. If requested by Lenders, Credit Parties will furnish to Lenders a statement in conformity with the requirements of Regulation U to the foregoing effect.

         5.11. Title to Assets. Credit Parties have good and insurable title to all real property assets in the Pool and have good title to all other assets in the Pool.

         5.12. Compliance with Applicable Environmental Law. Credit Parties represent and warrant to Lenders that, except as set forth in Schedule 5.12, the Pool Properties and Credit Parties are not in violation of or subject to any existing, pending or, to the best of Credit Parties' knowledge, threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Pool Properties; that Credit Parties have not obtained and are not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment located upon the Pool Properties by reason of any Applicable Environmental Law; Credit Parties have determined that, except as set forth in
Schedule 5.12, no petroleum products, oil, hazardous substances, or solid wastes have been disposed of or otherwise released on the Pool Properties; and that the intended use of the Pool Properties, except as set forth on Schedule 5.12, will not result in the location on or disposal or other release of any petroleum products, oil, hazardous substances or solid waste on or to the Pool Properties. Credit Parties hereby agree to pay, or cause others to pay, any fines, charges, fees, expenses, damages, losses, liabilities, or response costs arising from or pertaining to the application of any such Applicable Environmental Law to the Pool Properties and to indemnify and forever save Lenders harmless from any and all judgments, fines, charges, fees, expenses, damages, losses, liabilities, response costs, or reasonable and documented attorneys' fees and expenses arising from the application of any such Applicable Environmental Law to the Pool Properties or Agent. Each of the Credit Parties agree to notify Lenders in the event that any governmental agency or other entity notifies any of them, or they become aware that the lessees of the Pool Properties have been notified, that they or any lessees of the Pool Properties may not be in compliance with any Applicable Environmental Law. If an Event of Default shall occur by reason of Credit Parties' failure to observe and perform the requirements of Section
6.21 hereof, Lenders shall have the right, but not the obligation, to enter upon the Pool Properties at all reasonable times in order to remedy, at Credit Parties' expense, any violation of Applicable Environmental Law not cured by Credit Parties. Terms used in this Section 5.12. which are defined in any Applicable Environmental Law shall have the meanings given therein.

         5.13. Disclosure. Neither this Agreement nor any other document, financial statement, credit information, certificate or statement furnished to Lenders by Credit Parties in connection with this Agreement contains any untrue, incorrect or misleading statement of material fact with respect to Credit Parties, and all of these documents taken as a whole do not omit to state a fact material to this Agreement with respect to Credit Parties, or to Lenders' decision to enter into this Agreement or to the transactions contemplated hereunder. All representations and warranties made herein or any certificate or other document delivered to Lenders by or on behalf of Credit Parties, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lenders notwithstanding any investigation heretofore or hereafter made by Lenders or on their behalf, and shall survive the making of Advances as contemplated hereby.

         5.14. Controlled Companies. None of the Credit Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is any Credit Party subject to regulation under the Public Utility Holding Act of 1935, the Federal Power Act, or any other law or regulation which relates to the incurring of debt, including, but not limited to, laws and regulations regulating common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         5.15. Insolvency. Credit Parties are not now and, after giving effect to the transactions contemplated hereby, at all times will not be, Insolvent as defined in 11 U.S.C. ss. 101(32).

         5.16. ERISA. All Employee Plans are in compliance with all applicable material provisions of ERISA. No Credit Party has received any notice to the effect that any Employee Plan is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a Material Adverse Effect, including, but not limited to, any Reportable Event or Prohibited Transaction, exists in connection with any Employee Plan. Neither Credit Parties nor any Subsidiaries of the Credit Parties has any withdrawal liability in connection with a Multiemployer Plan.

         5.17. Existing Debt. To the best of their knowledge, Credit Parties are not in default with respect to any of their existing Debt. Credit Parties have not received any written notice of a default or event of default from any creditor with respect to Credit Parties' Debt. The Total Liabilities of the Credit Parties are, and will be, accurately and completely set forth in an attachment to the Compliance Certificate.

         5.18. Contingent Obligations. Except for the Contingent Obligations listed on Schedule 5.18, Credit Parties have no Contingent Obligations as of the date hereof. Credit Parties are not aware of any event of default or event which but for the lapse of time or the giving of notice, or both, would constitute a default under any Debt guaranteed by the Credit Parties under such Contingent Obligations.

         5.19. Compliance with Laws. Credit Parties have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any governmental authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Credit Parties have not received any notice to the effect, nor does any Authorized Officer have any actual knowledge, that their operations are not in material compliance with any of the requirements of applicable federal, state and local health and safety statutes and regulations that could result in a Material Adverse Effect.

         5.20. Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their Authorized Officers, threatened against or affecting Credit Parties or any of their respective Properties which could result in a Material Adverse Effect.

         5.21. Leases. Credit Parties have complied with all obligations under all material leases to which it is a party (including, without limitation, the Master Lease) and all such leases are in full force and effect.

         5.22. Pari Passu. The Credit Party Obligations rank at least pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including Contingent Obligations) of the Credit Parties (other than those which are mandatorily preferred by laws or regulations of general application) and ahead of such obligations and liabilities relating to any subordinated debt.

         5.23. Events of Force Majeure. No Pool Property has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, hurricane, embargo, act of God or the public enemy, which could have a Material Adverse Effect.

                        ARTICLE 6. AFFIRMATIVE COVENANTS

         Credit Parties agree and covenant that until the Loans and Reimbursement Obligation have been paid in full, and the Commitment Period has expired, Credit Parties shall comply, or cause others to comply, with each of the following affirmative covenants:

         6.1. Payment of Loans and Reimbursement Obligation; Maintenance of Maximum Borrowing Base. Borrower will duly and punctually pay the principal and interest of the Loans in accordance with the terms of this Agreement and the Notes; will duly and punctually pay the Reimbursement Obligation and interest thereon in accordance with the terms of this Agreement and the Letter of Credit Agreements; and will maintain the Maximum Borrowing Base at an amount that at all times equals or exceeds the sum of the outstanding principal of the Revolving Loan plus the Reimbursement Obligation, plus the outstanding principal balance of the Swing Loan.

         6.2. Insurance. Credit Parties will maintain, or cause others to maintain, insurance with insurance companies satisfactory to Lenders on such of their Properties, in such amounts and against such risks as is customarily maintained in similar businesses operating in the same vicinities, and file with Agent upon request, from time to time, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof, and the Properties and risks covered thereby. If a casualty shall occur at any of the Pool Properties and such casualty could result in a Material Adverse Effect, Credit Parties shall give Agent written notice thereof within three (3) Business Days of such casualty.



         6.3. Maintenance of Existence. Credit Parties will maintain their existence and good standing and, in each jurisdiction in which the character of the properties owned by any of the Credit Parties or in which the transaction of their businesses makes qualification necessary, maintain such qualification.

         6.4. Compliance with Laws; Payment of Claims. Credit Parties will comply, or cause others to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, Applicable Environmental Laws and ERISA). Credit Parties will pay, or cause others to pay, before the same become delinquent, all taxes, assessments and governmental charges or levies imposed upon Credit Parties or upon their income or profits or upon any of their Properties and all lawful claims, which if unpaid, might become a Lien upon any of their Properties, except to the extent any of the foregoing are contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonperformance or nonpayment thereof and with respect to which adequate reserves have been set aside for payment thereof.

         6.5. Accrual and Payment of Taxes. Credit Parties will accrue all current tax liabilities of all kinds, all required withholdings of income taxes of employees, all required old age and unemployment contributions, and pay the same when they become due, unless appropriate extensions are obtained.

         6.6. Maintenance of Properties. Each of the Credit Parties will keep, or cause others to keep, all of its assets, including the Properties, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make, or cause others to make, all needed and proper repairs, renewals, replacements, additions, and improvements thereto as is necessary for items that have become obsolete or worn in the ordinary course of business, and comply with all material provisions of all leases to which Credit Parties are parties or under which they occupy property so as to prevent any loss or forfeiture thereof or thereunder.

         6.7. Other Indebtedness. Credit Parties will duly pay or cause to be paid all principal and interest of any indebtedness of Credit Parties to Lenders or to other creditors, comply with and perform all material conditions, terms and obligations of the notes or other instruments evidencing such indebtedness and the mortgages, deeds of trust, security agreements and other instruments evidencing security for such indebtedness, so as to prevent any event of default or acceleration thereunder.

         6.8. Examination and Visitation By Lenders. At any reasonable time and from time to time upon reasonable notice and during normal business hours, Credit Parties will permit, or cause others to permit, Lenders or their representatives to examine and make copies and abstracts from the records and books of account of, and visit the Pool Properties of, Credit Parties, and to discuss the affairs, finances and accounts of Credit Parties with any of their respective officers, directors or employees.

         6.9. Accounting Records.  Credit Parties will keep adequate records and
books  of  account,   with  complete   entries  made  in  accordance  with  GAAP
consistently applied, reflecting all of their financial transactions.

         6.10. Maintenance of Permits, Etc. Credit Parties will obtain, maintain and preserve, or cause others to obtain, maintain, and preserve, all permits, licenses, authorizations, approvals, certificates and accreditations which are necessary for the proper conduct of their businesses.

         6.11. Conduct Business. Credit Parties will conduct their businesses as now conducted and do all things necessary to preserve, renew and keep in full force and effect their rights and franchises necessary to continue such businesses.

         6.12. Correction of Defect, Etc. On request of Lenders, Credit Parties will execute and deliver such further instruments and do such further acts as may be reasonably necessary or as may be reasonably requested by Lenders to carry out more effectively the purposes of this Agreement, including the execution of amendments to the Credit Documents to correct clerical or typographical errors.

         6.13. Financial and Other Information. Credit Parties will submit, and in the case of Lyric and IHS cause to be submitted, to Lenders the following financial statements and other information on a continuing basis within the times hereafter set forth:

         (a) Within one hundred twenty (120) days after the end of the respective fiscal years of Credit Parties, Lyric, and IHS, (1) annual audited consolidated financial statements of Credit Parties, Lyric, and IHS (with consolidating schedules), all prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to the Lenders, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and (2) annual operating statements of each Pool Property.

         (b) Within fifty-five (55) days after the end of each fiscal quarter, unaudited financial statements of the Credit Parties and IHS, prepared in accordance with GAAP and consistent with the annual statements, which statements shall include a detailed balance sheet and statement of income and expenses for the quarter then ended and shall be certified by the chief financial officer of each of Credit Parties or IHS, respectively, to be true and correct.

         (c) Promptly after the filing or mailing thereof, copies of any filings made by Monarch with the SEC or mailings made by Monarch to its shareholders, including, without limitation, copies of Monarch's proxy statements, annual reports, Form 10-K, Form 10-Q, and Form 8-K (if filed), and copies of any press releases.

         (d) Prompt written notice of each of the following:



                  (i) To the extent a Credit Party is aware of the same, of the commencement of any proceeding or investigation by or before any governmental authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Credit Party or its respective properties, assets, or business which, if determined or resolved adversely to such Credit Party, could result in a Material Adverse Effect.

                  (ii) Any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Credit Party or any Subsidiary which has had or could result in a Material Adverse Effect.

                  (iii) The occurrence of any Default or Event of Default hereunder or the occurrence of any event of default (after the expiration of any applicable grace or cure periods) under any loan documents evidencing any other Debt of any of the Credit Parties.

         (e) Within five (5) Business Days after the occurrence of the stated event, written notice of each of the following:

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


                   (i) Any material amendment to any Organizational Documents of a Credit Party.

                   (ii) Any change in the executive management of any Credit Party.

                   (iii) The acquisition, incorporation, or other creation of any Subsidiary, the purpose of such Subsidiary, and the nature of the assets and liabilities thereof.

                  (iv) Copies of all reports, if any, submitted to any Credit Party or to such Credit Parties' Board of Directors, or partners, as applicable, by its independent public accountants, including, without limitation, any management report; provided, however, Credit Parties will have no obligation to disclose any consulting report submitted by its independent public accountants unless such report deals with matters which could result in a Material Adverse Effect.

         Lenders reserve the right to require such other financial information of Credit Parties and their Properties, at such other times, as Lenders shall deem reasonably necessary and Credit Parties agree to provide such information to Lenders within ten (10) Business Days of Agent's request therefor. All financial statements must be in the form and detail as the Lenders may from time to time reasonably request.

         6.14. Compliance Certificate. On the closing date, at the time of furnishing the quarterly financial statements required under the foregoing Section, at the time of issuance of a Letter of Credit, within ten (10) Business Days of (i) any purchase, sale, acquisition, merger, or similar transaction wherein the value of the transaction equals or exceeds $25,000,000, (ii) the assumption of additional debt in excess of $10,000,000, or (iii) the addition or removal (including removal due to a Property's failure to continue to meet all requirements for inclusion in the Pool) of any Property to or from the Pool, Credit Parties shall submit to Lenders a compliance certificate in the form attached hereto as Exhibit A, with all information completed, attached, and certified by the chief financial officer of Monarch, on behalf of each Credit Party, as complete and correct. The monetary thresholds set forth in (i) and
(ii) above shall be subject to annual review and adjustment by Agent, in its reasonable discretion, based on the current financial condition of Credit Parties, but in no event shall such thresholds be reduced.

         6.15. Employee Plan Reports and Notices. Credit Parties will, within five (5) Business Days of Agent's request therefor, furnish to Lenders after the filing or receipt thereof, copies of all reports and notices, if any, which Credit Parties file under the Internal Revenue Code or ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor, or which Credit Parties receive from any such agency, with respect to any Employee Plan, if any of the information therein could form the basis of, or any dispute referred to therein which, if determined adversely to Credit Parties, could constitute or give rise to an Event of Default.

         6.16. Ownership. Monarch shall at all times own 100% of the capital stock of MP Operating, and MP Operating shall at all times be the sole general partner of MPLP.

         6.17. REIT Status. Borrower shall take all action necessary to qualify as a real estate investment trust ("REIT"), as described in the Internal Revenue Code, for the year ended December 31, 1998. Thereafter, Monarch will maintain its status as a REIT.

         6.18.    INTENTIONALLY DELETED.

         6.19. Registration of Stock of Monarch. Credit Parties shall cause the stock of Monarch to be listed on the New York Stock Exchange at all times.

         6.20. Key Officers. Credit Parties shall cause Dr. Robert Elkins to remain as chairman of the board of directors of each of the Credit Parties; provided, however, that his removal or resignation from such positions shall not constitute a breach of this covenant if such removal or resignation results from his death or disability, or is for cause.

         6.21. Environmental Laws. Credit Parties will comply, cause all of their Affiliates to comply, and cause others to comply, with all Applicable Environmental Laws. If any Credit Party shall (a) receive notice that any violation of any Applicable Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Credit Party alleging violations of any Applicable Environmental Laws or requiring any Credit Party to take any action in connection with the release of hazardous materials, or (c) receive any notice from a governmental authority or private party alleging that any Credit Party may be liable or responsible for any costs associated with a response to or cleanup of a release of a hazardous material or any damages caused thereby, and such notices, individually or in the aggregate, if adversely determined, could result in a Material Adverse Effect, such Credit Party shall provide Agent with a copy of such notice within fifteen (15) days after the receipt thereof by such Credit Party. Credit Parties shall cause any such violation to be remedied and/or cured within the time periods permitted therefor. If any such violation could result in a Material Adverse Effect, the Property so affected shall be removed from the Pool until such violation is remedied and/or cured.

         6.22. Addition/Removal of Properties to/from the Pool. An initial list of Pool Properties is attached hereto as Exhibit F. The Credit Parties represent and warrant to Lenders that the Pool Properties meet the requirements for inclusion in the Pool as set forth in the definition of "Pool" in Article 1 of this Agreement. The Credit Parties may add other Properties to the Pool during the Commitment Period by delivering a Pool Summary Sheet, together with all attachments required by such form, in the form attached hereto as Exhibit G to Agent. The Pool Property Summary Sheet must be certified to be complete and correct by the Chief Financial Officer of Borrower. If all or a Material Portion (as hereinafter defined) of a Pool Property is destroyed by fire or other casualty, or shall be damaged or taken by condemnation (which term shall include any damage or taking by any governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, such Property shall be immediately removed from the Pool. As used herein, "Material Portion" means twenty-five percent (25%) or more of the square footage of the Property.
Properties may also be removed from the Pool at the written request of Credit Parties provided that such removal will not result in a breach or violation of any term, covenant, or condition contained in any of the Credit Documents.

         6.23. Hedging Agreements. Borrower shall maintain sufficient hedging agreements to mitigate exposure to interest rate fluctuations. The extent of such hedging agreements shall be determined by Agent in its sole discretion.

         6.24. Property Leasing and Property Management. The initial Pool Properties shall be leased by Borrower to Lyric Holdings, Trans Health, or Peak Idaho. The Lyric properties shall be managed by a subsidiary of IHS. Lease agreements and management agreements with respect to the Pool Properties shall at all times be in substantially the same form as the form lease and management agreements submitted to Agent prior to the Closing Date (except for such variations in rates, terms, and other terms and conditions as are agreed upon by the parties in arms-length negotiations that reflect current market conditions). Borrower shall notify Agent in writing of any change in the lessee or manager of any Pool Property within ten (10) Business Days of such change.

         6.25. Pari Passu Indebtedness. The Credit Party Obligations will at all times rank at least pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including Contingent Obligations) of Credit Parties (other than those which are mandatorily preferred by laws or regulations of general application) and ahead of such obligations and liabilities relating to any subordinated Debt.

                          ARTICLE 7. NEGATIVE COVENANTS

         Credit Parties agree and covenant that until the Loans and Reimbursement Obligation have been paid in full and the Commitment Period has expired, Credit Parties shall abide by and observe the following negative covenants:

         7.1. Debt. Credit Parties shall not create, incur, assume or suffer to exist any Debt (other than (i) Debt incurred by the lessees or managers of the Properties, or (ii) unsecured fully subordinated intercompany Debt), or obligation for money borrowed, or guarantee, or endorse, or otherwise be or become contingently liable in connection with the obligations of any Person unless prior to any such transaction, and immediately following such transaction, Credit Parties will be in compliance with all terms, covenants, and conditions (including, without limitation, financial covenants) of the Credit Documents.

         7.2. Merger, Consolidation, Etc. No Credit Party will enter into any merger, consolidation or similar transaction unless (i) following such transaction, such Credit Party will continue to be engaged primarily in the business of ownership, development, management, and investment in real estate,
(ii) such Credit Party is the surviving entity of such transaction, and (iii) immediately upon consummation of such transaction Credit Parties provide notice of such transaction to Agent and provide to Agent evidence satisfactory to Lenders that Credit Parties are in compliance with all covenants, including, without limitation, financial covenants, contained herein and in any of the other Credit Documents.

         7.3. Sale or Disposition of Substantially All Assets. Credit Parties will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets (whether now or hereafter acquired).

         7.4. ERISA Funding and Termination. Credit Parties will not permit (a) the funding requirements of ERISA with respect to any Employee Plan ever to be less than the minimum required by ERISA or (b) any Employee Plan ever to be subject to involuntary termination proceedings.

         7.5. Transactions with Affiliates. Credit Parties will not enter into any transaction with an Affiliate other than in the ordinary course of Credit Parties' business and on fair and reasonable terms no less favorable to Credit Parties than those that Credit Parties would obtain in a comparable arms-length transaction with a Person not an Affiliate.

         7.6.     Distributions.

         (a) If an Event of Default exists or a Default will occur by reason of such distribution, Monarch shall not make any distributions or other payments to shareholders in excess of the minimum amounts required in order for Monarch to maintain its status as a REIT. After an Event of Default specified in Sections 8.1.(a), (b), (e) and (f), Monarch shall not make any distributions or other payments to shareholders without the prior written consent of the Lenders.

         (b) If an Event of Default exists or a Default will occur by reason of such distribution, MPLP shall not make any distributions or other payments to its partners in excess of the minimum amounts required in order for Monarch to maintain its status as a REIT. After an Event of Default specified in Sections 8.1.(a), (b), (e) and (f), MPLP shall not make any distributions or other payments to partners without the prior written consent of the Lenders.

         7.7. Financial Covenants: The Credit Parties shall not at any time permit:

         (a)      the ratio of EBITDA to Interest Expense to be less than 2.0x.

         (b)      the ratio of EBITDAR to Fixed Charges to be less than 2.0x.

         (c) the ratio of Debt to Total Capitalization to exceed 0.60 to 1.0; or

         (d)      Tangible Net Worth to be less than $250,000,000.

         7.8. Change in Business. Make any material change in the nature of the business of the Credit Parties as carried on at the date hereof.

         7.9. Changes in Accounting; Fiscal Year. Change the methods of accounting of the Credit Parties unless such change is permitted by GAAP and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default had such change not taken place, or change the date of its fiscal year end.

         7.10. Contingent Obligations. Credit Parties will not create, incur, assume or suffer to exist, any Contingent Obligations except in the ordinary course of business for forward take-outs, stand-by letters of credit, and other Contingent Obligations not to exceed $5,000,000 in the aggregate, without the prior written consent of Lenders.

         7.11. Liens. Credit Parties will not create, incur, assume or suffer to exist, any Liens on any of the Pool Properties or Liens on the ownership interest in Credit Parties or their Subsidiaries, other than Liens created by lessees or managers of the Pool Properties or Liens in favor of Borrower for First Mortgage Loans.

         7.12. Negative Pledge. Credit Parties will not enter into any agreement, covenant or pledge with any Person restricting or limiting the ability of the Credit Parties to place Liens on their properties, except for a negative pledge with respect to fully subordinated Debt.

         7.13. Master Lease. The Borrower will not enter into any amendment or modification of, or waive any term or provision of, the Master Lease with the prior approval, in each instance, of the Lenders; provided, however, that the Borrower may enter into amendments and modifications of the Master Lease without the prior approval of the Lenders to the extent such amendments and modifications do not reduce any of the rent payable by or obligations of Lyric Holdings under the Master Lease, shorten the term of the Master Lease, or increase or impose additional obligations on the Credit Parties.

                    ARTICLE 8. EVENTS OF DEFAULT AND REMEDIES

         8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

         (a) The failure to pay (i) any principal or Reimbursement Obligation as and when the same becomes due or (ii) accrued interest or the fees required by Sections 2.6 and 2A.3 hereof within five (5) days of the due date therefor.

         (b) Violation or breach of any covenant set forth in Sections  6.14. or
6.16. or in Article 7 hereof.

         (c) Any representation or warranty made by or on behalf of Credit Parties, under or in connection with this Agreement shall be materially false or misleading as of the date on which made, and such breach is not cured within five (5) days after the earlier of (i) Credit Parties first obtain knowledge of such breach, or (ii) written notice thereof shall have been given to Credit Parties by Agent.

         (d) Any Credit Party shall fail to perform or observe any term, covenant or agreement (other than those specified in (a), (b), and (c) above) contained in any Loan Document to be performed or observed by such Credit Party, and such failure shall remain unremedied for fifteen (15) days after the earlier of (i) the Credit Parties first obtain knowledge of such breach, or (ii) written notice thereof shall have been given to Credit Parties by Agent; provided, however, that if such failure cannot, with reasonable diligence, be fully cured within such fifteen (15) day period, the period for cure shall be extended for up to an additional thirty (30) days, as long as (1) within the initial fifteen
(15) days, Credit Parties commence the cure and provide Agent with written notice that such failure cannot be fully cured within such initial fifteen (15) day period and (2) Credit Parties proceed to complete such cure with due diligence and as soon as practicable within the additional thirty (30) day period.

         (e) Any Credit Party shall be generally not paying its debts as they become due or shall make a general assignment for the benefit of creditors; or any petition shall be filed by or against any one or more of the Credit Party under the federal bankruptcy laws, or any other proceeding shall be instituted by or against such Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Credit Party or any substantial part of its property (provided, that as to any involuntary proceeding, such shall not constitute an Event of Default unless the same is not dismissed or vacated within sixty (60) days of the date of such filing); or any one or more of the Credit Parties shall take any action to authorize or effect any of the transactions set forth above in this Section 8.1.(e).

         (f) Acceleration prior to maturity of an aggregate of $10,000,000 or more of Debt.

         (g) Any Credit Party shall disavow, revoke or terminate any Credit Document to which it is a party or shall otherwise challenge or contest in any action suit or proceeding in any court or before any governmental authority the validity or enforceability of this Agreement or any other Credit Documents.

         (h) A judgment or order for the payment of money (not fully covered by insurance as to which the insurance company has acknowledged coverage in writing) shall be entered against any Credit Party by any court or other tribunal which exceeds, $5,000,000 individually, or $15,000,000 aggregate with all other such judgments or orders entered against Credit Parties, and such judgment or order shall continue for a period of thirty (30) days without being stayed or dismissed through appropriate appellate proceedings.

         (i) (i) any Reportable Event with respect to an Employee Plan shall occur; (ii) any Employee Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the

Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA; or (iii) any Credit Party is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Credit Party's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan; which, in all cases, could result in a Material Adverse Effect.

         (j) Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of thirty (30) days.

         (k) Monarch's failure to qualify as a real estate investment trust, as described in the Internal Revenue Code, upon the filing by Monarch of its 1998 federal income tax return.

         (l) The Master Lease is terminated for any reason.

Notwithstanding anything else herein, all requirements of notice shall be deemed eliminated upon the occurrence of an Event of Default provided in Section 8.1(e) hereof, if Agent is legally prevented from giving such notice by bankruptcy or other applicable law. In such event, the cure period, if any, shall then run from the occurrence of the event or condition of default rather than from the date of notice.

         8.2. Remedies. If any Event of Default described in Section 8.1.(e) occurs, the obligations of Lenders to make Advances hereunder shall automatically terminate and the Credit Obligations shall become immediately due and payable, without election or action on the part of Agent or any Lender. If any other Event of Default occurs, Lenders may, at their option, take any one or more of the following actions:

         (a) By written notice to Borrower (except where prohibited by law), terminate the Commitment Period, and thereby terminate their obligation to make further Advances or issue Letters of Credit hereunder.

         (b) By written notice to Borrower (except where prohibited by law), declare the entire unpaid principal of the Loans, together with the interest accrued thereon, and the Reimbursement Obligation to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

         (c) Proceed to protect and enforce their rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement or the other Credit Documents.

         (d) Exercise any and all rights and remedies afforded by the laws of the United States, the State of Alabama or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and in the other Credit Documents.

         (e) Exercise the rights and remedies of setoff and/or banker's lien against the interest of Credit Parties in and to every account and other property of Credit Parties which is in the possession of any of the Lenders or any Person which then owns a participating interest in the Loans, to the extent of the full amount of the Loans, as provided for, and subject to the limitations of, Section 10.3 hereof.

                          ARTICLE 9. AGENCY PROVISIONS

         9.1. Appointment. Each Lender hereby designates and appoints SouthTrust, as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         9.2. Delegation of Duties. The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact except for its own gross negligence or wilful misconduct.

         9.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuiness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         9.4. Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall act and refrain from acting, and in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.2., all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         9.5. Notice of Default; Default by Credit Parties. Lenders and Borrower shall give prompt written notice to Agent after receipt by such party of actual knowledge of a Default or an Event of Default under the Credit Documents. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." Upon the occurrence of an Event of Default, the Lenders shall consult with each other as to a course of action to pursue with regard to such Event of Default. After the Lenders shall have consulted with one another, Agent shall promptly propose a course of action (the "Initial Proposal") to be taken by Lenders including but not limited to:


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



          (i) declaring an Event of Default, sending appropriate notices, or accelerating payment under the Notes or Reimbursement Obligation; or

          (ii) commencing collection proceedings against one or more of the Credit Parties; or

         (iii) waiving such Event of Default.

The Initial Proposal shall be in writing and given to Lenders in the manner specified for giving notice hereunder. After five (5) Business Days from the Lenders' receipt of the Initial Proposal, Agent shall commence steps to carry out the Initial Proposal, unless Agent shall have received written notice from Required Lenders that the Initial Proposal has been rejected. If the Initial Proposal is rejected by the Required Lenders, and an alternate proposal is not agreed upon by the Required Lenders within forty-five (45) days of the date of the Initial Proposal, Agent shall, and it is hereby authorized, empowered, directed and instructed to take any action consistent with ordinary and prudent commercial banking standards to collect the amounts due under the Loans or Reimbursement Obligation, and to protect and preserve the respective rights and interest of the Lenders as is authorized by any of the Credit Documents. Lenders agree that any actions taken by Agent pursuant to this paragraph shall be deemed a reasonable course of conduct, and the Lenders hereby, approve, ratify and affirm such actions.

         9.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it other than as set forth in this Credit Agreement and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its
Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         9.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Loans made and

Letters of Credit issued and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         9.9.  Successor Agent.  The Agent may, at any time,  resign upon twenty
(20) days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent; provided, however, that so long as no Event of Default has occurred and is continuing, such successor Agent shall be subject to the approval of Credit Parties, which approval will not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within forty-five (45) days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $20,000,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.

         9.10 Reimbursement of Expenses. Each of the Lenders agrees to bear its Commitment Percentage of all reasonable out of pocket expenses incurred by Agent, as agent, in connection with the preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement and the other Credit Documents, to the extent such expenses are not reimbursed by Credit Parties. Without limiting the foregoing, each Lender shall bear its Commitment Percentage of all reasonable out of pocket costs of collection incurred by Agent with respect to the Loans or Reimbursement Obligation.

               ARTICLE 10. PARTICIPATIONS, ASSIGNMENTS, AND SETOFF

         10.1. Participations. (a) Lenders may not participate all or a portion of their respective Commitments to any other Person without having first offered such participation interest to Agent and the other Lenders in writing. Agent and the other Lenders shall have a period of thirty (30) days from selling Lender's offer in which to purchase such participation. Agent shall have the right of first refusal with respect to such participation interest, but if Agent chooses not to purchase such participation interest, selling Lender may participate such interest to one or more of the Lenders as it may elect. In the event that neither Agent nor any of the Lenders purchase such participation interest within said thirty (30) day period, selling Lender may then participate such interest to such Persons as selling Lender may elect. The rights of first refusal provided in the foregoing sentences shall not apply to a participation to an Affiliate of selling Lender. Any such participation shall impose no additional obligations on Agent, it being the responsibility of the selling Lender to furnish its participant any and all information with regard to the Loans and Credit Documents. Borrower and Agent shall continue to deal solely and directly with such selling Lender for purposes of voting rights, and for all other purposes of the Credit Documents. If an Event of Default shall have occurred and be continuing, the 30-day time period specified above shall be reduced to ten
(10) days.

         (b) Borrower agrees that each participant shall be deemed to have the rights of setoff provided in Section 10.3, and each participant, by exercising such rights, agrees to share with the Lenders any amounts received pursuant to the exercise of its rights of setoff, such amounts to be shared in accordance with Section 10.3 as if such participant were a Lender.

         10.2. Assignment. (a) Lenders may not assign all or a portion of their respective Commitments to any other Person without having first offered such interest to Agent and the other Lenders in writing. Agent and the other Lenders shall have a period of thirty (30) days from selling Lender's offer in which to purchase such interest. Agent shall have the right of first refusal with respect to such interest, but if Agent chooses not to purchase such interest, selling Lender may assign such interest to one or more of the Lenders as it may elect. In the event that neither Agent nor any of the Lenders purchase such interest within said 30-day period, selling Lender may then assign such interest to any other commercial bank or financial institution reasonably acceptable to Agent, and so long as no Default or Event of Default has occurred and is continuing, the Borrower, on the terms and conditions set forth in subsection (b) below. The rights of first refusal provided in the foregoing sentences shall not apply to an assignment to an Affiliate of selling Lender. If an Event of Default shall have occurred and be continuing, the 30-day time period specified in above shall be reduced to ten (10) days.

         (b) Any such assignment shall be substantially in the form of Exhibit H hereto (the "Assignment Agreement"). If such assignment is to a Person other than to the Agent or a Lender, such assignment must also be in a minimum amount of $10,000,000 (and in increments of $1,000,000 above such amount).

         (c) Upon (i) delivery to Agent of an original executed Assignment Agreement, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in the Assignment Agreement. No fee shall be due if the assignment is to an Affiliate of selling Lender. On and after such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Documents executed by Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders, or the Agent shall be required to release the selling Lender with respect to the portion of its Commitment and Loans so assigned. Upon the consummation of any assignment made in accordance with this Section, Borrower, selling Lender, and Agent shall make appropriate arrangements so that a replacement note is issued to selling Lender and any existing note is canceled and returned to Borrower (if necessary), and Borrower, Purchaser, and Agent shall make appropriate arrangements to see that a new note is issued to Purchaser, in all cases, as needed to reflect their respective Commitments, as adjusted for the assignment.

         By executing and delivering an Assignment Agreement, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuiness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents;
(vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

         The Agent hereby agrees that it shall notify each of the Lenders and Borrower of any assignment hereunder, and further agrees to notify Borrower of any offer it receives from a selling Lender, all within five (5) Business Days.

         10.3. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or if any Event of Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available), except for the Excluded Deposits, may be offset and applied toward the payment of the Loans. Lenders agree that any and all deposits, monies and property of Credit Parties seized by any such Lender through the exercise of rights of setoff or enforcement of banker's liens shall be first applied to the Loans, the Reimbursement Obligation, and all other Credit Party Obligations in the order provided herein before application to any other indebtedness then owing from any Credit Party to such Lender. Lenders further agree that if any Lender, whether by setoff or otherwise, has received payment in respect of the Loans, the Reimbursement Obligation, or any other obligation owing to such Lender under this Credit Agreement in an amount greater in proportion to that received by the other Lenders, such Lender shall promptly, upon demand, purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its Commitment Percentage of the Loans and Reimbursement Obligation.

                         ARTICLE 11. GENERAL PROVISIONS

         11.1. Notices. All notices and other communications provided for hereunder shall be in writing and, if mailed by certified mail, return receipt requested, shall be deemed to have been received on the date shown on the receipt and, if sent by overnight courier, shall be deemed to have been received on the next Business Day following dispatch. In addition, notices hereunder may be delivered by hand, in which event such notice shall be deemed effective when delivered. Notices may also be given by telecopy provided that notice is simultaneously given in one of the other approved delivery methods; and provided further that notice shall not be deemed to be received upon telecopy transmission, but will only be deemed received as provided for the other approved method of delivery. Notices shall be addressed as set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2. Amendments, Waiver, and Consents. Neither this Credit Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then current Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby:

         (1) make or consent to any change in the interest rate accruing on the Notes or reduce to the amount of interest payable thereunder; or

         (2) make or consent to any change in the principal amounts of the Notes or reduce the amount of principal payable thereunder; or

         (3) make or consent to any change in the amount of any fee or other compensation payable to Lenders by Borrower under the Credit Documents; or

         (4) make or consent to any change in or extension of the Commitment Termination Date or the maturity date of any payment of principal of or interest on the Notes or the payment date of any fees or other compensation payable to Lenders by Borrower under the Credit Documents; or

         (5) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

         (6) amend or modify the provisions of this Section 11.2.;

         (7) amend or modify the provisions of Article 9 without Agent's consent; or

         (8) release any Credit Party from any of the Credit Party Obligations.

Except as expressly set forth above, whenever this Agreement or any of the Credit Documents calls for the approval, acceptance, or satisfaction of "Lenders", or words of similar import, it shall be deemed to require the approval, acceptance, or satisfaction of Required Lenders.

         11.3. Defaulting Lender. Each Lender understands and agrees that if such Lender is a Defaulting Lender, then notwithstanding the provisions of
Section 11.2. and for so long as it is a Defaulting Lender, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.4. Consent of Lenders. If the consent, approval, disapproval or determination of Lenders is requested by Agent as to any proposed action or inaction and notice of such request is sent to Lenders in the manner specified therefor herein, such consent, approval or disapproval shall be deemed given by any Lender from whom no objection or response thereto is received by Agent within five (5) Business Days of such Lender's receipt of such notice.

         11.5. Other Loans by Lenders to Credit Parties. The Lenders agree that one or more of them may now or hereafter have other loans to one or more of the Credit Parties which are not subject to this Agreement. The Lenders agree that the Lender(s) which may have such other loan(s) to the Credit Parties may collect payments on such loan(s) and may secure such loan(s). Further, the Lenders agree that the Lender(s) which may have such other loan(s) to the Credit Parties shall have no obligation to attempt to collect payments under the Loans or Reimbursement Obligation in preference and priority over the collection and/or enforcement of such other loan(s), except as otherwise expressly provided in this Agreement.

         11.6. Time. All references contained herein and in the other Credit Documents to time shall be to Central Standard Time unless another time zone is specified.

         11.7. No Control By Lenders. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lenders or Agent the rights or power to exercise control over the affairs and/or management of Credit Parties, the power of Lenders and Agent being limited to the right to exercise the remedies provided for herein.

         11.8. No Waiver By Lenders, Etc. The acceptance by Lenders at any time and from time to time of part payment on the Loans shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lenders of any particular Event of Default shall be deemed to be a waiver of any Event of Default other than said particular Event of Default. No delay or omission by Lenders in exercising any right or remedy under the Credit Documents or otherwise shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Credit Documents or otherwise. The rights and remedies of Lenders in this Agreement are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law. The rights of Lenders under this Agreement against Credit Parties are not conditional or contingent on any attempt by Lenders to exercise any of their rights under the Credit Documents, or against Credit Parties or any other Person.

         11.9. Expenses. Whether or not the principal of the Loans is advanced hereunder or the transactions contemplated hereby are consummated, Credit Parties will pay on demand all fees, costs and expenses of Agent in connection with the preparation, execution, and delivery of the Credit Documents and the other documents to be delivered under this Agreement, including, without limitation, the reasonable and documented fees, out-of-pocket expenses and other disbursements of the Agent's counsel. Credit Parties shall pay on demand all costs and expenses (including, without limitation, reasonable and documented attorneys' fees, accountants' fees and expenses), if any, of Agent in connection with the enforcement, collection, restructuring, refinancing and "work-out" (including with respect to any waiver or amendment) of this Agreement and the Credit Documents. Credit Parties will save Lenders harmless from and against any and all claims, damages, actions, costs, expenses and liabilities with respect to or resulting from any breach by Credit Parties of any of the covenants under this Agreement or any misrepresentation or breach of warranty by Credit Parties under this Agreement, or in connection with the performance by Agent of the provisions of this Agreement to be performed by Credit Parties. All sums payable to Lenders by Credit Parties under the provisions of this Section shall bear interest at the Default Rate which interest shall be payable by Credit Parties to Agent on demand.

         11.10. GAAP. All accounting and financial terms used herein, and compliance with each covenant contained herein, which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated herein.

         11.11. Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         11.12. Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof. Unless otherwise provided, references to Articles, Sections, Schedules, and Exhibits shall be deemed references to Articles, Sections, Schedules, and Exhibits of this Agreement. References to this Agreement and any other Credit Documents, all exhibits, schedules and other attachments thereto, and to any other contract, agreement, instrument or other documents shall include this Agreement and such other contract, agreement, instrument or other documents, including any Credit Documents, as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof.

         11.13. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Credit Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Credit Parties shall be deemed to constitute representations and warranties made by Credit Parties.

         11.14. Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that Credit Parties may not assign any rights hereunder without the prior written consent of Lenders. Credit Parties authorize Lenders to disclose to any purchaser or participant, or any prospective purchaser or participant of an interest in the Loans, any public financial or other information pertaining to Credit Parties, and any non-public financial or other information upon receipt of a confidentiality agreement from such purchaser or participant.

         11.15. Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, and this
Agreement, as the case may be, shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement, a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible which is legal, valid and enforceable.

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



         11.16. Entire Agreement, Counterparts. This Agreement and the other Credit Documents embody the entire agreement and understanding between Credit Parties and Lenders relating to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         11.17. No Presumption Against any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Agent, the Lenders, or Credit Parties, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto

         11.18. CONTROLLING LAW; CONSENT TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. THE PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT IS BEING HELD IN THE STATE OF ALABAMA AND THAT THE PARTIES HERETO HAVE SUFFICIENT MINIMUM CONTACTS WITH THE STATE OF ALABAMA FOR PURPOSES OF CONFERRING JURISDICTION ON THE FEDERAL AND STATE COURTS PRESIDING IN JEFFERSON COUNTY, ALABAMA, AND THE PARTIES HERETO CONSENT TO THE JURISDICTION OF SUCH FEDERAL AND STATE COURTS IN ANY ACTION INVOLVING THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO PURSUANT TO THIS AGREEMENT. EACH OF THE PARTIES HERETO CONSENTS TO THE SERVICE OF PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY MAIL TO ITS ADDRESS SET FORTH IN THIS AGREEMENT.

         11.19. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, CREDIT PARTIES HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THE CREDIT DOCUMENTS, OR (II) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THE CREDIT DOCUMENTS OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. CREDIT PARTIES AGREE THAT LENDERS MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF CREDIT PARTIES IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN CREDIT PARTIES AND LENDERS SHALL INSTEAD BE

TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Credit Parties and Lenders have caused this Agreement to be properly executed as of the day and year first above written.

                         BORROWER:

                         MONARCH PROPERTIES, LP,

                         a Delaware limited partnership

                          BY:      MP OPERATING, INC., a Delaware corporation,

                                   Its General Partner

                                   BY:
                                       ---------------------------------------
                                       Douglas Listman
                                       Its Chief Financial Officer

                          GUARANTORS:

                          MONARCH PROPERTIES, INC., a Maryland corporation

                          BY:
                              ---------------------------------------
                              Douglas Listman
                              Its Chief Financial Officer

                         MP OPERATING, INC., a Delaware corporation

                         BY:
                           ---------------------------------------
                               Douglas Listman
                               Its Chief Financial Officer

                         LENDERS:
                         SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                         a national banking association

                          By:
                            ---------------------------------------
                            Laura York
                            Its Vice President

                         (Signatures Continue)

                              Signature Page to Monarch Properties, LP
                              Credit Agreement

                              -----------------------------------------,

                              -----------------------------------------

                              By:
                                  ---------------------------------------
                                    Its
                                      ----------------------------------

                              -----------------------------------------,

                              -----------------------------------------


                               By:
                                   ---------------------------------------
                                   Its
                                      ----------------------------------------
                              -----------------------------------------,

                              -----------------------------------------

                              By:
                                  ---------------------------------------
                                    Its
                                      ----------------------------------

                              -----------------------------------------,

                              -----------------------------------------


                               By:
                                   ---------------------------------------
                                   Its
                                      ------------------------------------


                                               (Signatures Continue)

                                  Signature Page to Monarch Properties, LP
                                  Credit Agreement

                                  AGENT:

                                  SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association

                                  By:
                                     ---------------------------------------
                                     Laura York
                                     Its Vice President

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

Exhibit A -       Form of Compliance Certificate
Exhibit B -       Form of Revolving Note
Exhibit C -       Form of Swing Loan Note
Exhibit D -       Maximum Revolving Advance Formula
Exhibit E -       Form of Letter of Credit
Exhibit F -       List of Pool Properties at Closing
Exhibit G  -      Pool Property Summary Sheet
Exhibit H  -      Form of Assignment

Schedule 1.1      -        Commitments and Commitment Percentages
Schedule 1.2      -        Approved Appraisers
Schedule 1.3      -        Allocations
Schedule 2.6      -        Method of Calculating Facility Fee
Schedule 2.4      -        Applicable Margin
Schedule 2D.5 -            Wire Instructions for Lenders
Schedule 5.12     -        Environmental Disclosures
Schedule 5.18     -        Contingent Obligations
Schedule 11.1     -        Addresses



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